UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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KNOWLES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED MARCH 1, 2016

Knowles Corporation 1151 Maplewood Drive Itasca, Illinois 60143 www.knowles.com

Notice of Annual Meeting of Stockholders

March [●], 2016

Dear Fellow Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders at Loews Chicago Hotel, 455 N. Park Drive, Chicago, Illinois 60611 on Tuesday, May 3, 2016 at 10:00 a.m. local time, to be held for the following purposes:

1.	To elect the three Class III directors named in the proxy statement;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016;

3.	To approve, on an advisory basis, our named executive officer compensation;

4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to replace the plurality voting standard with a majority voting standard for uncontested election of directors;

5.	To approve the Knowles Corporation 2016 Equity and Cash Incentive Plan; and

6.	To transact other business that may properly come before the meeting or any postponement or adjournment thereof.

All holders of record at the close of business on March 7, 2016 are entitled to vote at the meeting or any postponement or adjournment thereof. Your vote is very important. Whether or not you plan to attend the meeting, we urge you to review the proxy materials and vote your shares as soon as possible. You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone at 1-800-690-6903 or (3) through the internet at www.proxyvote.com.

By authority of the Board of Directors,

THOMAS G. JACKSON

Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 3, 2016.

The Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at investor.knowles.com.

PROXY STATEMENT

i

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this Proxy Statement to our Stockholders in connection with the solicitation of proxies by the Board of Directors for voting at our Annual Meeting of Stockholders (the “Meeting”). We are mailing the Notice of Meeting and this Proxy Statement beginning on or about March [●], 2016.

Date, Place and Time of Meeting

The 2016 Annual Meeting of Stockholders will be held at Loews Chicago Hotel, 455 N. Park Drive, Chicago, Illinois 60611 on Tuesday, May 3, 2016 at 10:00 a.m. local time.

Record Date

The record date for determining stockholders eligible to vote at the Meeting is March 7, 2016. As of the close of business on that date, we had outstanding [●] shares of common stock. Each share of common stock is entitled to one vote on each matter.

Quorum

For purposes of the Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Electronic Delivery of Proxy Materials

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we are mailing to many of our stockholders a Notice about the internet availability of our Proxy Statement and our Annual Report to stockholders (of which our 2015 Annual Report on Form 10-K is a part) instead of a paper copy of those proxy materials. We believe that this process expedites receipt of our proxy materials by stockholders, while lowering the costs and reducing the environmental impact of the Meeting. All stockholders receiving the Notice will have the ability to access the proxy materials over the internet and to request a paper copy by mail by following the instructions in the Notice. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Stockholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record of those shares, and proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to the persons named by our Board of Directors as proxy holders or, if you choose, you may vote in person at the Meeting. If you received or requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the internet or by telephone using the directions included on the proxy card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and you are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the Meeting unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or other nominee has enclosed a voting instruction card for you to use in directing your broker or other nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Items of Business

There are five proposals scheduled to be voted on at the Meeting:

1.	the election of the three Class III directors named in this Proxy Statement;

2.	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2016;

3.	the approval, on an advisory basis, of our named executive officer compensation;

4.	the approval of an amendment to our Amended and Restated Certificate of Incorporation to replace the plurality voting standard with a majority voting standard for uncontested election of directors; and

5.	the approval of the Knowles Corporation 2016 Equity and Cash Incentive Plan (“2016 Incentive Plan”).

Vote Required

A plurality of the votes cast at the Meeting is required to elect directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected as Class III directors. The ratification of the appointment of PwC as our independent registered public accounting firm and the approval of our 2016 Incentive Plan each require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting. The proposal to approve our named executive officer (“NEO”) compensation is an advisory, non-binding, resolution and the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting will be deemed to be approval by the stockholders. The approval of an amendment to our Amended and Restated Certificate of Incorporation requires an affirmative vote of the holders of at least 80% of the outstanding common stock. Our organizational documents do not provide for cumulative voting.

If you are a stockholder of record and sign and return your proxy card or vote electronically or by telephone without making any specific selection, then your shares will be voted FOR Proposals 1, 2, 3, 4 and 5.

If you are a beneficial owner of shares and do not provide your broker or other nominee with voting instructions, the broker or other nominee will have discretionary authority to vote on a routine matter. If your broker or other nominee does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or other nominee will inform us that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” Only Proposal 2 will be considered a routine matter for the Meeting. Broker non-votes will not affect the outcome of the vote on Proposal 1 but will have the same effect as a vote against Proposals 2, 3, 4 and 5.

If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3, 4 and 5.

Voting Procedures

If you are a stockholder of record, you may vote in person at the Meeting, over the internet, by telephone or by mail by following the instructions provided in our proxy materials. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or other nominee to vote your shares.

Revoking Your Proxy

If you are a stockholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting in person at the Meeting, by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.

Stockholders Sharing the Same Address

Rules of the SEC permit us to deliver only one copy of this Proxy Statement to multiple stockholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the stockholders. This delivery method, called “householding,” reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a stockholder of record and wish to receive a separate copy of this or future proxy statements or if you are currently receiving multiple copies of this Proxy Statement at the same address and wish to receive only a single copy, please write to or call the Secretary of Knowles Corporation at 1151 Maplewood Drive, Itasca, Illinois 60143, telephone: 630-238-5353.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all stockholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the cost of printing and mailing proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies.

Inspector of Election

Broadridge Financial Solutions will serve as the inspector of election at the Meeting.

Voting Results

We will announce preliminary voting results at the Meeting and report final voting results within four business days of the Meeting on a Form 8-K. You can access that Form 8-K and our other reports we file with the SEC at our website investor.knowles.com or at the SEC’s website www.sec.gov. The information provided on these websites is for information purposes only and is not incorporated by reference into this Proxy Statement.

A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose relevant to the Meeting during ordinary business hours at our offices at 1151 Maplewood, Itasca, Illinois 60143, for ten days prior to the Meeting, and also at the Meeting.

Cameras, recording equipment, electronic devices, or packages will not be permitted in the Meeting. You will need to present photo identification to gain entrance. For directions to the Meeting, please call 630-238-5353.

ITEMS TO BE VOTED UPON

Proposal 1 — Election of the Three Class III Directors Named in this Proxy Statement

Information about Our Board and the Nominees

Our Board of Directors consists of nine members and is divided into three classes, each having three-year terms that expire in successive years. The term of the Class III directors expires at the 2016 Annual Meeting of Stockholders. The Board proposes that the three nominees named below, Messrs. Ergas, Eul and Macleod each of whom is currently serving as a Class III director, be re-elected to Class III for a new term of three years expiring at the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or their earlier removal, resignation or retirement.

On February 28, 2014, Dover Corporation (“Dover” or our “former parent company”) distributed all of the issued and outstanding shares of Knowles to Dover stockholders. As a result, Knowles became an independent, publicly traded company. In this Proxy Statement we refer to this transaction as the “spin-off.” Each of our current directors, except for Messrs. Hirsch and Eul, joined the Board in connection with the spin-off. None of the Class III nominees have been elected by our public stockholders.

Proxies may only be voted either “for” or “withhold” for each of the Board’s recommended nominees proposed for re-election. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the proxy holders selected by our Board of Directors may vote for a substitute nominee or nominees as may be designated by our Board of Directors for election at the Meeting. The three nominees receiving the highest number of votes cast will be elected as Class III directors.

The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the Board, in collectively serving the long-term interests of all our stockholders. The Board prefers nominees to be independent of the Company but believes it is desirable to have on the Board at least one representative of current management. In considering diversity in selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. Given the global reach and the complexity of businesses operated by Knowles, the Board considers multi-industry and multi-geographic experience a significantly favorable characteristic.

Changes to Our Board During 2015

In an effort to continue to augment the breadth and diversity of experience on the Board, the Board determined in 2015 that it would be beneficial to the Company and our stockholders to add another director. To identify a high quality director candidate, the Governance and Nominating Committee initiated a search process by engaging Egon Zehnder, a global executive search firm. The Governance and Nominating Committee, in designing the specification for the new director search, took into account many factors including, but not limited to, requirements for independence; general understanding of the various disciplines relevant to the success of our Company as a globally-operated, publicly-traded technology company; understanding of the Company’s businesses and its industry and markets; semiconductor and systems experience, management experience with large companies and small acquisitions, strong strategic view of markets and market opportunities, professional expertise and educational background; the candidate’s ethics, integrity, values, inquisitive and objective perspectives, practical wisdom, judgment and availability; and other factors that promote diversity of thought, views and experience. Candidates were evaluated by the Governance and Nominating Committee and were interviewed through a series of meetings with directors and background reviews of each candidate were conducted by Egon Zehnder. The Governance and Nominating Committee evaluated each individual against these specifications and, in the context of our Board as a whole, with the objective of recommending a director candidate who would be the most likely of the candidates to best provide new or additional skills and experience currently needed on the Board contribute to the success of the Company and represent stockholder interests.

As a result of this process, the Governance and Nominating Committee selected Prof. Dr. Hermann Eul from a slate of director candidates identified by Egon Zehnder as the candidate who best satisfied the director search criteria, and recommended him to our Board for appointment. On July 1, 2015, our Board voted to increase the size of our Board from eight persons to nine persons (and to increase the size of Class III from two to three directors), and appointed Prof. Dr. Eul as a Class III director effective as of July 1, 2015.

NOMINEES FOR DIRECTOR – CLASS III DIRECTORS – TERM IF ELECTED EXPIRING 2019

Jean-Pierre M. Ergas

Independent Chairman; Director Nominee

Age: 76

Director since: February 2014

Committees served: Audit; Governance and Nominating

Business Experience: Mr. Ergas is a private investor. Since 2010, he has been the Managing Partner of Ergas Ventures, LLC. He is also the former Chief Executive Officer (from 2000 to 2007) of BWAY Corporation, a steel and plastic container manufacturer, and American National Can Company, Cedegur Pechiney, Cebal S.A. and Alcan Europe, and former senior executive at Pechiney S.A. and Alcan Aluminum Limited.

Other Board Experience: Director (since 1995) and former Chairman of the Board of Directors (from 2000 to 2010) of BWAY Corporation; Director of Dover (since 1994) and Plastic Omnium (since 1990).

Skills and Qualifications: Mr. Ergas brings to the Board substantial international management experience as a former Chief Executive Officer and Chairman of five companies in the United States and Europe. Drawing on his background, knowledge and experience managing all aspects of international businesses, including privatizations, acquisitions, cross-border transactions, post-merger integrations, productivity and performance initiatives, Mr. Ergas provides important advice to Knowles’ President & Chief Executive Officer and contributes to the Board’s oversight of matters involving Knowles’ operations in international markets, business development and corporate strategies, as well as acquisition and divestiture activities. Mr. Ergas holds an MBA from Harvard University.

Prof. Dr. Hermann Eul

Independent Director Nominee

Age: 57

Director since: July 2015

Committees served: Compensation; Governance and Nominating

Business Experience: Intel Corporate Vice President and General Manager (from 2011 to 2016); President and Managing Director, Intel Mobile Communications/Intel Deutschland GmbH (from 2011 to 2015). Prof. Dr. Eul joined Intel Corporation with its acquisition of Infineon’s wireless solutions business. At Infineon Technologies, Prof. Dr. Eul served as Executive Vice President and a member of the management board (from 2005 to 2011) responsible for research and development (Chief Technology Officer) as well as sales and marketing (Chief Marketing Officer). He also served as President of Infineon’s communications business (from 2005 to 2008). From 1991, before being promoted into Infineon’s executive board, he held numerous management positions at Infineon, including eight years at Siemens in various business positions. He also served as a member of Acatech, BDI and Bitkom, each a significant German association.

Skills and Qualifications: As a seasoned leader and executive, Prof. Dr. Eul brings to the Board extensive technical and industry experience from leading a global operation and contributes substantial knowledge in the areas of research and development, manufacturing and sales and marketing as well as an understanding of Knowles’ technology, products, markets and customers. Dr. Eul has a masters degree in electrical engineering from Bochum University (Germany), a bachelors degree in electrical engineering from Koblenz University (Germany) and a PhD in engineering from Bochum University. Prof. Dr. Eul was also a full professor at the University of Hanover and served as a vocational professor.

Donald Macleod

Independent Director Nominee

Age: 67

Director since: February 2014

Committees served: Compensation; Governance and Nominating (Chair)

Business Experience: Former Chief Executive Officer (from 2009 to 2011) of National Semiconductor Corporation, an analog semiconductor company, until National Semiconductor was acquired by Texas Instruments Incorporated. Mr. Macleod joined National Semiconductor in 1978 and served in a variety of executive positions prior to becoming Chief Executive Officer, including Chief Operating Officer (from 2001 to 2009), and Chief Financial Officer (from 1991 to 2001). He also serves on the Board of Entrepreneurial Scotland (since 2014), an organization set up to promote business growth initiatives and development opportunities for entrepreneurs in Scotland.

Other Board Experience: Chairman of the Board (since 2012) of Intersil Corporation, Director (since 2007) of Broadcom Ltd (formerly, Avago Technologies Limited) and Director, mLED Ltd. (private company). Former Chairman of the Board (from 2010 to 2011) of National Semiconductor.

Skills and Qualifications: Mr. Macleod’s qualifications to serve as a director include his strategic perspective in product portfolio, supply chain and guiding financial performance developed through his more than 30 years of experience in senior management and executive positions in the semiconductor industry (both in Europe and the United States). As a member of the board of directors of several publicly-traded semiconductor companies, he has also gained substantial knowledge and understanding of how to successfully operate a technology company like Knowles. Furthermore, he brings significant accounting and finance qualifications and experience to the Board. Mr. Macleod holds a Bachelor of Science degree in economics and an Honorary Doctor of the University degree from the University of Stirling in Scotland. He is also a member of the Institute of Chartered Accountants of Scotland.

CLASS I DIRECTORS – TERM EXPIRING 2017

Jeffrey S. Niew

Age: 49

Director since: February 2014

Business Experience: President & Chief Executive Officer of Knowles (since 2013). Former Vice President of Dover and President and Chief Executive Officer of Dover Communication Technologies (from 2011 to February 2014). Mr. Niew joined Knowles Electronics LLC in 2000, and became Chief Operating Officer in 2007, President in 2008 and President and Chief Executive Officer in 2010. Prior to joining Knowles Electronics, Mr. Niew was employed by Littelfuse, Inc. (from 1995 to 2000) where he held various positions in product management, sales and engineering in the Electronic Products group, and by Hewlett-Packard Company (from 1988 to 1994) where he served in various engineering and product management roles in the Optoelectronics Group.

Other Board Experience: Director of Advanced Diamond Technologies, Inc.; member of the Advisory Board of the University of Illinois – College of Engineering.

Skills and Qualifications: Mr. Niew is Knowles’ current Chief Executive Officer and the Board believes it is desirable to have on the Board at least one active management representative to facilitate its access to timely and relevant information and its oversight of management’s long-term strategy, planning and performance. Mr. Niew brings to the Board considerable management experience and a deep understanding of Knowles’ markets and operating model which he gained during more than 18 years in management positions at Knowles, including 9 years in senior management positions. His broad experience in all aspects of management and Knowles’ products, technologies, customers, markets, operations and executive team enable him to give valuable input to the Board in matters involving business strategy, capital allocation, transactions and succession planning.

Keith L. Barnes

Independent Director

Age: 64

Director since: February 2014

Committees served: Audit (Chair); Governance and Nominating

Business Experience: Keith L. Barnes has been self-employed as a private investor since June 2011 and is CEO of Barnes Capital Management, a family office investment company. He has served as chairman and CEO for three public companies and served on eight public company boards. Mr. Barnes has served as CEO at Verigy Ltd. (from 2006 to 2010) and chairman of the board (from 2008 to 2011); chairman and CEO of Electroglas, Inc., (from 2003 to 2006); and CEO of Integrated Measurement Systems, Inc., (from 1995 to 2001). He is also a board director of Mentor Graphics Corporation, JDS Uniphase/Viavi Solutions Corporation and Rogers Corporation. In addition, Mr. Barnes has served as a board director of Intermec Inc., Spansion, Inc. and Cascade Microtech, Inc.; vice chairman of the Oregon Growth Account, and director and chairman of the audit committee of DATA-IO Corporation. Before that, he was a division president at Cadence Design Systems, Inc., and later Valid Logic Systems, Inc.

Other Board Experience: Director of Mentor Graphics Corporation (since 2012); JDS Uniphase/Viavi Solutions Corporation (since 2011); Rogers Corporation (since 2015); The Classic Wines Auction; and San Jose State University Tower Foundation. Former director of Spansion, Inc. (from 2011 to 2015); Intermec Inc. (from 2012 to 2013), Verigy Ltd. (from 2006 to 2010), Cascade Microtech, Inc. (from 2004 to 2010), Electroglas Inc. (from 2003 to 2006), and DATAIO Corporation (from 1996 to 2001). Former Chairman of the Board of Directors (from 1998 to 2001) of Integrated Measurement Systems, Inc. Former Vice Chairman of the Board of Directors (from 2002 to 2003) of Oregon Growth Account.

Skills and Qualifications: Mr. Barnes has had extensive experience as a specialist in maximizing shareholder value and leading companies through initial public offerings, secondary offerings and debt financings. At Verigy, he led the company in a successful spinoff from Agilent and through an IPO in 2006. In 2011, as chairman of the board, he led the sale of Verigy to Advantest Corporation. At Cadence Design Systems, Inc., he led the spinoff of the Integrated Measurement Systems division and led the IPO in 1995 and then conducted a second offering. In 2001, Integrated Measurement Systems was acquired by Credence Systems, creating significant shareholder value. He graduated from San Jose State University with a Bachelor of Science degree in Environmental Science

Richard K. Lochridge

Independent Director

Age: 72

Director since: February 2014

Committees served: Compensation (Chair); Governance and Nominating

Business Experience: Retired President (from 1986 to 2010) of Lochridge & Company, Inc., a management consulting firm.

Other Board Experience: Over a period of 29 years, Mr. Lochridge has served on the boards of seven public companies, including the two on which he currently serves (excluding Knowles): Dover (since 1999) and The Lowe’s Company, Inc. (since 1998). Former Director of PetSmart, Inc. (from 1998 to 2015).

Skills and Qualifications: Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the Board and advisor to Knowles’ President & Chief Executive Officer as an expert on strategic planning, management styles, succession planning and similar matters. He worked many years with Boston Consulting Group where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was responsible for the general management of Boston Consulting Group’s international offices. His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Knowles.

CLASS II DIRECTORS – TERM EXPIRING 2018

Robert W. Cremin

Independent Director

Age: 75

Director since: February 2014

Committees served: Audit; Governance and Nominating

Business Experience: Chairman (since 2009) of the Board of Directors of Dover; President (from 1997 to 2009) and Chief Executive Officer (from 1999 to 2009) of Esterline Technologies Corporation, a manufacturer of aerospace and defense products.

Other Board Experience: Director of Dover (since 2005), Premera Blue Cross (since 2010), the Pacific Northwest Ballet and Archilles International. Former Chairman (from 2001 to 2011) and Director (from 2001 to 2013) of Esterline Technologies Corporation.

Skills and Qualifications: Mr. Cremin’s experience makes him a valuable contributor to the Board and advisor to Knowles’ President & Chief Executive Officer on matters involving business strategy, capital allocation and acquisition and divestiture opportunities. His experience as Chairman, President and CEO of Esterline and as Chairman of Dover allowed him to develop many skills that contribute to the effective functioning of Knowles’ Board. Under Mr. Cremin’s leadership, Esterline pursued a strategy that enabled it to grow its sales more than tenfold, in part by focusing on the markets it knew best, significantly expanding its investments in research and development, and cultivating a culture focused on lean manufacturing and velocity. In addition, his technical expertise and background in engineering contributes to the Board’s understanding and consideration of opportunities involving Knowles and the markets it serves. Mr. Cremin holds an MBA from Harvard University.

Didier Hirsch

Independent Director

Age: 65

Director since: December 2014

Committees served: Audit; Governance and Nominating

Business Experience: Senior Vice President and Chief Financial Officer (since 2010) of Agilent Technologies, Inc., a global leader in life science, diagnostics and applied chemical markets, providing instruments, software, services and consumables for the entire laboratory workflow. Previously served as Agilent’s Chief Accounting Officer (from 2007 to 2010), interim Chief Financial Officer (2010), Vice President, Corporate Controllership and Tax (from 2006 to 2010), Vice President and Controller (from 2003 to 2006) and Vice President and Treasurer (from 1999 to 2003). Prior to joining Agilent, Mr. Hirsch served in various financial capacities and roles (from 1989 to 1999) at Hewlett-Packard Company.

Other Board Experience: Director of Logitech International S.A. (since 2012) and International Rectifier Corporation (from 2012 to 2015).

Skills and Qualifications: Mr. Hirsch’s qualifications to serve on our Board include his experience as Chief Financial Officer of a public company, his financial and risk management expertise, his experience on the boards of directors of two other public companies (including his service as chair of an audit committee), his international experience, his regulatory knowledge and his work with technology and semiconductor companies throughout his career.

Ronald Jankov

Independent Director

Age: 57

Director since: February 2014

Committees served: Compensation; Governance and Nominating

Business Experience: Previously served as the Senior Vice President and General Manager of the Processors and Wireless Infrastructure Division (from 2012 to 2014) of Broadcom Corp., a provider of semiconductor solutions for wired and wireless communications. Mr. Jankov joined Broadcom in 2012 following its acquisition of NetLogic Microsystems Inc., a fabless semiconductor company that went public in 2004, where Mr. Jankov served as President and Chief Executive Officer (from 2000 to 2012). Previously, Mr. Jankov served as Vice President of Sales and then Vice President and General Manager for the Multimedia Division (from 1995 to 1999) of NeoMagic Corporation, as Vice President (from 1994 to 1995) of Cyrix Corporation and as founder (from 1990 to 1994) of Accell Corp.

Other Board Experience: Director of eASIC Corporation (since 2014) and sole trustee of the Jankov Trust and the Grace Czimarik Charitable Trust and former director of NetLogic Microsystems Inc. (from 2000 to 2012).

Skills and Qualifications: As a successful technology entrepreneur, Mr. Jankov brings valuable insights and a unique perspective into the product, the technology and the market, and also contributes to the strategic vision for Knowles as a result of his expertise in growth via acquisitions and development of innovations. He brings extensive hands-on deal-making experience through his leadership of several ventures through an initial public offering or a sale to a strategic buyer. Furthermore, as a public technology company chief executive officer, he has developed substantial knowledge, understanding and skill in building and managing a technology company such as Knowles. Mr. Jankov has a Bachelor of Science degree from Arizona State University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR.

Board of Directors and Committees

All of our directors, other than Mr. Niew, satisfy the criteria for being “independent” members of our Board. This criteria includes that established by the SEC and the New York Stock Exchange (“NYSE”), as well as our standards for classification as an independent director which are available on our website at investor.knowles.com.

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the SEC rules and is “financially literate” as defined in the NYSE Listing Standards.

Our Board of Directors met ten times in 2015 and each director attended at least 90% of the Board and committee meetings held while such director was a member of the Board or the relevant committee.

The table below sets forth a summary of our committee structure and membership information.

Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
Jean-Pierre M. Ergas*	✓		✓
Jeffrey S. Niew
Keith L. Barnes	Chair		✓
Robert W. Cremin	✓		✓
Hermann Eul		✓	✓
Didier Hirsch	✓		✓
Ronald Jankov		✓	✓
Richard K. Lochridge		Chair	✓
Donald Macleod		✓	Chair

*	Chairman of the Board of Directors

Audit Committee

The primary functions of the Audit Committee consist of:

•	selecting and engaging our independent registered public accounting firm (“independent auditors”);

•	overseeing the work of our independent auditors and our internal audit function;

•	approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee;

•	reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting.

The Audit Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. The Audit Committee met five times in 2015.

Compensation Committee

The Compensation Committee, together with our independent directors, approves compensation for our Chief Executive Officer. The Compensation Committee also:

•	approves compensation for non-CEO executive officers;

•	grants awards and approves payouts under our equity plans and our Annual Executive Incentive Plan;

•	approves changes to our compensation plans;

•	reviews and recommends compensation for the Board of Directors;

•	oversees the succession planning and management development programs; and

•	supervises the administration of the compensation plans.

The Compensation Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. The Compensation Committee met four times in 2015.

Governance and Nominating Committee

The Governance and Nominating Committee develops and recommends corporate governance principles to our Board. The Governance and Nominating Committee also:

•	identifies and recommends to our Board candidates for election as directors and any changes it believes desirable in the size and composition of our Board; and

•	makes recommendations to our Board concerning the structure and membership of the Board committees.

The Governance and Nominating Committee’s responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at investor.knowles.com. The Governance and Nominating Committee met four times in 2015.

Corporate Governance

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews Knowles’ corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by stockholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of stockholders, customers, business partners, employees and the communities in which we live and work.

Governance Guidelines and Codes

Our Board of Directors has adopted written corporate governance guidelines that set forth the responsibilities of our Board and the qualifications and independence of its members and the members of its standing committees. In addition, our Board and its committees have adopted, among other codes and policies, a Code of Business Conduct and Ethics and a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, as well as policies prohibiting our employees from buying or selling instruments to hedge against decreases in the market value of Knowles’ equity securities, and charters for each of its standing committees. All of these documents (referred to collectively as “governance materials”) are available on our website at investor.knowles.com.

Director Independence

Our Board has determined that at least two-thirds of its members and all of the members of its Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by the NYSE, the SEC and Knowles. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the Director nor any of the Director’s immediate family members has a material relationship with Knowles, directly or as an officer, stockholder or partner of an organization that has a material relationship with Knowles.

Our Board has determined that each Director, except for Mr. Niew, has no material relationship with Knowles and meets the independence requirements of the NYSE and the SEC. In addition, all members of our Board, except for Mr. Niew, meet our Standards for Director Independence, which are available on our website at investor.knowles.com.

Board Leadership Structure

Our Board has adopted a structure whereby the Chairman of the Board is an independent director. Our Board believes that having a chairman who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board believes that this structure provides an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

Risk Oversight

Senior management is responsible for day-to-day management of risks facing Knowles, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of these responsibilities and for assessing the Company’s overall approach to risk management. The Board regularly assesses significant risks to the Company in the course of its review of the Company’s strategy and the Company’s annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation and compliance risks with executive officers. The Audit Committee also performs an oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled Board meeting. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to assist in mitigating compensation-related risk. The Governance and Nominating Committee oversees and monitors risks relating to the Company’s governance structure and processes.

Compensation and Risk

We believe that our compensation programs are designed with appropriate risk mitigators, including:

•	stock ownership guidelines for executive officers that align the interests of the executive officers with those of our stockholders;

•	mix of base salary, cash incentive opportunities, and long-term equity compensation, that provide a balance of short-term and long-term incentives with fixed and variable components;

•	capped payout levels for cash incentives;

•	inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts; and

•

use of stock options and other equity awards that typically vest over a multi-year period, with stock options being exercisable for a seven-year period to encourage executives to take actions that promote the long-term sustainability of our business.

Change in Director Occupation

Directors who retire or substantially change their principal position of employment are required to submit a letter to the Governance and Nominating Committee volunteering to resign from the Board which the Committee then considers and recommends to the Board whether to accept or reject the resignation.

Succession Protocols

The Governance and Nominating Committee reviews emergency CEO succession protocols, developed by management, to ensure effective communications with the Board and other stakeholders if the CEO is unable to perform the powers and duties of the office either temporarily or permanently due to resignation or death, illness or other disability. The Committee also proposes revisions to the emergency CEO succession protocols from time to time as appropriate.

Director Attendance at Stockholders Meetings

Our directors are expected to attend the Meeting. All directors, except Prof. Dr. Eul who was appointed in July 2015, attended the 2015 Annual Meeting of Stockholders.

Stock Ownership Guidelines

Our Board has adopted a policy that executive officers are expected to hold a number of shares with a value at least equal to a pre-determined multiple of each executive officers’ annual salary. This policy is discussed in the “Other Compensation Programs and Policies” section of the Compensation Discussion and Analysis. In addition, each independent director is expected to hold a number of shares with a value at least equal to four times the base annual cash compensation paid to each such director during the period they are directors. See the section titled “Directors’ Compensation” for additional information.

Directors’ Meetings; Self-evaluations

Our Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Mr. Ergas, as Chairman of the Board of Directors, presides at these sessions. If Mr. Ergas is determined to no longer be an independent director or is not present at any of these sessions, the Chair of the Governance and Nominating Committee, who is currently Mr. Macleod, will preside. Our Board and its committees conduct annual self-evaluations of their performance.

Audit Committee Procedures; Disclosure Controls and Procedures Committee

The Audit Committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PricewaterhouseCoopers, our Chief Audit Executive and management to assess certain matters including the status of the independent audit process and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee, as a whole, reviews and meets to discuss the contents of each Form 10-Q and Form 10-K (including the financial statements) prior to the filing of those forms with the SEC. Management has a Disclosure Controls and Procedures Committee, which includes among its members our Chief Financial Officer, Controller, Vice President of Investor Relations, Vice President of Tax, Chief Audit Executive and General Counsel. This management committee meets at least quarterly to review our quarterly earnings releases and each Form 10-Q and Form 10-K and our disclosure controls and procedures.

Complaints “Hotline”; Communication with Directors

In accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted anonymously to Knowles, in care of our General Counsel or the Director of Compliance, or through an external service provider, by mail, telephone or via the internet as described in our Code of Business Conduct and Ethics, which is available on our website. Stockholders and other interested persons may also communicate with our Board and the non-management directors using any of these methods or channels.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our executive officers or directors, any of their immediate family members or any of our 5% stockholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and in an amount that exceeds $120,000, the transaction would be reviewed by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are posted on our website.

Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves, rejects or ratifies the transaction. If the proposed transaction is immaterial or it is impractical or undesirable to postpone the proposed transaction until the next meeting of the Governance and Nominating Committee, the Chair of the Governance and Nominating Committee decides whether to (i) approve the transaction and report the transaction at the next meeting Governance and Nominating Committee or (ii) call a special meeting of the Governance and Nominating Committee to review the transaction. Should the proposed transaction involve the Chief Executive Officer or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve, reject or ratify the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Compensation Consultant Independence and Fee Disclosure

The Compensation Committee has the authority and discretion to retain external compensation consultants and other advisors as it deems appropriate. The Compensation Committee has adopted a policy providing for the continuing independence and accountability to the committee of any advisor retained by the committee to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisors and Knowles, while permitting management limited ability to access the advisors’ knowledge of Knowles for compensation matters.

In order to ensure the independence of the compensation consultant, the consultant reports directly to the Compensation Committee and works specifically for the committee solely on compensation and benefits. Under the policy, the committee will annually review and pre-approve services that may be provided by the independent advisor to management without further committee approval. Compensation Committee approval is required prior to management retaining the committee’s independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

The Compensation Committee’s independent compensation consultant periodically reviews and advises on the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, answers specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee’s consultant.

The Compensation Committee has engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent compensation consultant. In fiscal 2015, Semler Brossy provided no other services to, and had no other relationship with, Knowles, other than de minimis consulting fees in connection with the acquisition of Audience, Inc. Semler Brossy focuses on executive compensation matters and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

Qualifications and Nominations of Directors

The Governance and Nominating Committee considers and recommends to the Board of Directors nominees for election to, or for filling any vacancy on, our Board or its committees in accordance with our by-laws, our governance guidelines, and the committee’s charter. The committee periodically reviews the requisite skills and characteristics of Board members as well as the size, composition, functioning and needs of our Board as a whole. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of our Board, in serving the long-term interests of our stockholders. The committee also considers Directors’ qualifications as independent directors (the Board requires that at least two-thirds of its members be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts,” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of Knowles and its stockholders.

Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, stockholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by stockholders in the same manner as nominees recommended from other sources. Stockholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, in care of the Secretary. Stockholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee or using our proxy material, must comply with the procedures in our by-laws.

Directors’ Compensation

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.

To further align the interest of the independent directors of the Board with the Company’s stockholders, the Board of Directors has adopted share ownership guidelines for the independent directors. Under the guidelines, each independent director is expected to own Company common stock with a value at least equal to four times the base annual cash compensation paid to directors during the period they are directors, not including any additional cash compensation paid to chairs of the Board or committees. Independent directors are expected to meet these requirements within five years after the date of their election or appointment to the Board.

For 2015, non-employee director compensation was set as follows:

•	an annual retainer of $215,000, payable $65,000 in cash and $150,000 in stock;

•	Board Chairman — additional retainer of $100,000, payable in cash; and

•	Committee Chairs — additional retainer of $10,000, payable in cash.

Each non-employee director received the stock portion of his annual retainer in the form of a grant of 7,953 shares of common stock on May 5, 2015, and these shares were fully vested on the grant date.

2015 Director Compensation Table

The following table shows information regarding the compensation earned or paid during 2015 to non-employee directors who served on the Board during the year. The compensation paid to Mr. Niew is shown under “Executive Compensation” in the table entitled “2015 Summary Compensation Table” and the related explanatory tables. Mr. Niew does not receive any additional compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Jean-Pierre M. Ergas	165,000	150,000	315,000
Keith L. Barnes	80,000	150,000	230,000
Robert W. Cremin	65,000	150,000	215,000
Hermann Eul (2)	32,500	175,000	207,500
Didier Hirsch (3)	65,000	250,000	315,000
Ronald Jankov	65,000	150,000	215,000
Richard K. Lochridge	77,500	150,000	227,500
Donald Macleod	77,500	150,000	227,500
(1)	In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of fully vested shares of common stock granted to non-employee directors during 2015, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value for the stock awards is measured based on the closing fair market value of our common stock on the date of grant.

(2)	Prof. Dr. Hermann Eul was appointed to the Board effective July 1, 2015 and received a one-time stock grant with a grant date fair value of $100,000 on July 30, 2015 in connection therewith.

(3)	Mr. Hirsch was appointed to the Board in December 2014 and on February 17, 2015 he received a one-time stock grant with a grant date fair value of $100,000 in connection with his appointment.

2015 Outstanding Stock Awards for Directors Table

The following table shows the number of shares subject to outstanding stock awards held by each of the non-employee directors as of December 31, 2015.

Name	Number of Shares Subject to Outstanding Stock Awards as of 12/31/15(1)
Jean-Pierre M. Ergas	7,953
Keith L. Barnes	18,309
Robert W. Cremin	7,953
Hermann Eul	4,011
Didier Hirsch	7,953
Ronald Jankov	7,953
Richard K. Lochridge	16,616
Donald Macleod	18,309
(1)	Pursuant to a Nonemployee Director Deferral Program adopted by the Compensation Committee on February 28, 2014, each non-employee director may elect to defer the receipt of all (but not less than all) of the shares earned in a calendar year until termination of services as a non-employee director or, if earlier, until a specified date elected by the non-employee director that is at least one year and not more than 15 years after the date of grant. For 2015, Mr. Barnes deferred receipt of 18,309 shares, Mr. Lochridge deferred receipt of 16,616 shares and Mr. Macleod deferred receipt of 10,356 shares.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of March 7, 2016 (except as otherwise stated), of our common stock by:

•	each director and each of our executive officers named in “Executive Compensation – Summary Compensation Table”;

•	all of the directors and executive officers as a group, including our named executive officers; and

•	each person known to us to own beneficially more than 5% of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on [●] shares of common stock outstanding on March 7, 2016. In computing the number of shares beneficially owned by any stockholder and the percentage ownership of such stockholder, shares of common stock subject to options or stock settled stock appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of the record date have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Fractional shares held in each of the NEO’s 401(k) accounts as well as the 401(k) accounts of the other officers of Knowles have been rounded down.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned.

Name of Beneficial Owner	Number of Shares(1)		Percentage
Directors (except Mr. Niew):
Jean-Pierre M. Ergas	52,646		*
Keith L. Barnes	18,309	(2)	*
Robert W. Cremin	23,600	(3)	*
Hermann Eul	6,598
Didier Hirsch	18,236		*
Ronald Jankov	28,309		*
Richard K. Lochridge	29,617	(4)	*
Donald Macleod	33,309	(5)	*
Named Executive Officers:
Jeffrey S. Niew	487,989	(6)	*
John S. Anderson	121,536	(7)	*
Christian U. Scherp	45,270	(8)	*
Paul M. Dickinson	31,094		*
Thomas G. Jackson	25,155		*
Directors and executive officers as a group (19 persons)	1,328,851	(9)	*
5% Stockholders:
Franklin Resources, Inc.	16,798,745	(10)	19.0
Janus Capital Management LLC	10,542,649	(11)	11.9
Shapiro Capital Management LLC	10,156,963	(12)	11.5
BlackRock, Inc.	7,773,555	(13)	8.8
SouthernSun Asset Management LLC	6,840,018	(14)	7.8
The Vanguard Group	6,045,494	(15)	6.8

* Less than one percent.

(1)	Includes the number of shares of Company common stock subject to the stock options held by that person that are currently exercisable or will become exercisable within 60 days of March 7, 2016 as follows: Mr. Niew — 210,284 shares; Mr. Anderson — 47,649 shares; Mr. Scherp — 22,805 shares; Mr. Dickinson — 22,805 shares; and Mr. Jackson — 22,805 shares. Also included are the number of shares of Company common stock subject to restricted stock awards held by that person that will vest within 60 days of March 7, 2016 as follows: Mr. Ergas — 7,953 shares; Mr. Barnes — 11,339 shares; Mr. Cremin — 7,953 shares; Mr. Hirsch — 7,953 shares; Mr. Jankov — 7,953 shares; Mr. Lochridge — 7,953 shares; Mr. Macleod — 7,953 shares; Mr. Niew — 11,288 shares; Mr. Anderson — 3,161 shares; Mr. Scherp — 1,355 shares; Mr. Dickinson — 1,355 shares; and Mr. Jackson — 1,355 shares.

(2)	Reflects 6,970 shares the receipt of which has been deferred until November 17, 2016 and 7,953 shares the receipt of which has been deferred until May 3, 2018.

(3)	Includes 6,984 shares held by a trust of which Mr. Cremin is the trustee.

(4)	Includes 5,718 shares held by a trust of which Mr. Lochridge is the trustee, 1,483 shares held in a ROTH IRA held by a trust owned by Mr. Lochridge and 16,616 shares the receipt of which has been deferred until after the termination of Mr. Lochridge’s service as a director.

(5)	Includes 10,356 shares the receipt of which has been deferred until after the termination of Mr. Macleod’s service as a director.

(6)	Includes 250,107 shares in respect of SSARs and 4,445 shares held under Knowles’ 401(k) plan.

(7)	Includes 63,185 shares in respect of SSARs and 93 shares held under Knowles’ 401(k) plan.

(8)	Reflects 20,068 shares in respect of SSARs and 47 shares held under Knowles’ 401(k) plan.

(9)	In addition to the beneficial ownership reported for our directors and named executive officers, the number of shares reported in the table above as beneficially owned by our directors and all executive officers as a group is based on the following shares owned by our executive officers that are not named executive officers: 166,466 shares held directly, 326,774 shares in respect of SSARs, 728 shares held under Knowles’ 401(k) plan, 6,097 shares of Company common stock subject to restricted stock awards held by that will vest within 60 days of March 7, 2016 and 110210 shares of Company common stock subject to the stock options held that are currently exercisable or will become exercisable within 60 days of March 7, 2016.

(10)	As reported in a Schedule 13G filed with the SEC on February 9, 2016 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Stockholders”) each own in excess of 10% of the outstanding common stock of FRI and are the Principal Stockholders of FRI. FRI and the Principal Stockholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. However, FRI and the Principal Stockholders disclaim any pecuniary interest in and beneficial ownership of any of such securities. The principal business office of FRI and the Principal Stockholders is One Franklin Parkway, San Mateo, CA 94403-1906.

(11)	As reported in a Schedule 13G filed with the SEC on February 16, 2016 by Janus Capital Management LLC (“Janus Capital”), with offices located at 151 Detroit Street, Denver, CO 80206. According to the Schedule 13G, as of December 31, 2015, Janus Capital reported that it beneficially owned 10,542,649 shares with sole voting and dispositive power. Janus Contrarian Fund is the beneficial owner of 10,018,595 shares and is one of the managed portfolios to which Janus Capital provides investment advice. Janus Capital has a direct 96.81% ownership stake in INTECH Investment Management (“INTECH”) and a direct 100% ownership stake in Perkins Investment Management LLC (“Perkins”). Due to this ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated.

(12)	As reported in a Schedule 13G filed with the SEC on February 10, 2016 by Samuel R. Shapiro and Shapiro Capital Management LLC, with offices located at 3060 Peachtree Road, Suite 1555 N.W., Atlanta, GA 30305. According to the Schedule 13G, as of January 31, 2016, Shapiro Capital Management LLC reported that it beneficially owned 10,121,963 shares with sole dispositive power, 9,258,673 shares with sole voting power and 863,290 shares with shared voting power. Samuel R. Shapiro is the chairman, a director and majority stockholder of Shapiro Capital Management LLC and owns 35,000 shares in his own account and may be deemed to be the beneficial owner of 10,156,963 shares by virtue of his affiliation with Shapiro Capital Management LLC.

(13)

As reported in a Schedule 13G filed with the SEC on January 26, 2016 by BlackRock Inc. with offices located at 55 East 52nd Street, New York, NY 10055, on behalf of its subsidiaries BlackRock Institutional Trust Company, NA, BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Schweiz AG and BlackRock Financial Management, Inc. According to the Schedule 13G, as of December 31, 2015, BlackRock Inc. reported that it beneficially owned 7,773,555 shares with sole dispositive power and 7,580,287 shares with sole voting power.

(14)	As reported in a Schedule 13G filed with the SEC on February 12, 2016 by SouthernSun Asset Management LLC with offices located at 6070 Poplar Avenue, Suite 300, Memphis TN 38119. According to the Schedule 13G, as of December 31, 2015, SouthernSun Asset Management LLC reported that it beneficially owned 6,840,018 shares with sole dispositive power and 6,243,833 shares with sole voting power.

(15)

As reported in a Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group, Inc. with offices located at 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G, as of December 31, 2015, The Vanguard Group, Inc. reported that it beneficially owned 110,282 shares with sole voting power, 5,934,912 shares with sole dispositive power, 110,582 shares with shared dispositive power and 5,500 shares with shared voting power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 105,082 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 10,700 shares as a result of its serving as investment manager of Australian investment offerings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors, certain of our officers, and holders of more than 10% of our common stock file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the year ended December 31, 2015 our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLC (“PwC”) to audit the annual accounts of Knowles and its subsidiaries for 2016. PwC has audited the financial statements for the Company since 2013. Representatives of PwC are not expected to be present at the Meeting.

Although stockholder ratification of PwC’s appointment is not required by Knowles’ by-laws or otherwise, our Board of Directors is submitting the ratification of PwC’s appointment for the year 2016 to Knowles’ stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Knowles’ independent registered public accounting firm for the year 2016 but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Knowles’ interests.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2016.

Audit Committee Report

In accordance with the requirements of Sarbanes-Oxley, the related SEC rules and the NYSE Listing Standards, the Board engaged the independent registered public accounting firm PwC to audit the annual accounts of Knowles and its subsidiaries for 2015.

The Audit Committee is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control or auditing the financial statements. Knowles’ management is responsible for preparing the financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. Knowles’ independent auditors are responsible for auditing the financial statements and expressing an opinion on the effectiveness of internal control over financial reporting. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

Pursuant to its oversight responsibilities, the Audit Committee discussed with PwC the overall scope for the audit of Knowles’ 2015 financial statements. The Audit Committee met with PwC, with and without Knowles management present, to discuss the results of PwC’s examination, their assessment of Knowles’ internal control and the overall quality of Knowles’ financial reporting.

The Audit Committee reviewed and discussed, with both the management of Knowles and PwC, Knowles’ 2015 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.

The Audit Committee also (1) discussed with PwC the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, and (2) reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with PwC its independence, including any relationships or permitted non-auditing services that might impact PwC’s objectivity and independence.

Based upon the discussions and review referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2015 be included in Knowles’ Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:	Keith L. Barnes (Chair)	Robert W. Cremin
	Jean-Pierre M. Ergas	Didier Hirsch

Fees Paid to Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2015 was PwC. All PwC services during 2015 were approved by the Audit Committee specifically or pursuant to the pre-approval procedures outlined below. PwC’s aggregate fees, rounded to the nearest thousand dollars, during 2015 and 2014 are set forth in the table below:

Type of Fee	Year Ended December 31, 2015 ($)	Year Ended December 31, 2014 ($)
Audit Fees (1)	2,350,000	2,220,000
Audit-Related Fees	0	0
Tax Fees (2)	50,000	71,000
All Other Fees (3)	4,000	3,000

(1)	Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC including for, 2015, consents for Registration Statements that we filed in connection with the acquisition of Audience Inc. and, for 2014, consents for Registration Statements that we filed in connection with the spin-off. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance services.

(3)	Other fees include fees for advisory services related to licensing an accounting research tool.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the Audit Committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the pre-approval by the Audit Committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre-approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the Audit Committee at the time of approval. The Audit Committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation

As mandated by Section 14A of the Exchange Act, Knowles is required to offer our stockholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the rules of the SEC. Our stockholders are also entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently the stockholders should be entitled to provide an advisory vote on the compensation of our NEOs. We currently intend to submit to our stockholders the advisory on the compensation of our NEOs annually, consistent with the results of the advisory vote on frequency approved by the stockholders at the 2014 Annual Meeting of Stockholders.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation.

Knowles’ executive compensation programs are designed to ensure a strong linkage between pay and performance while enabling Knowles to attract and retain the top talent needed to drive Knowles’ long-term success. Executive compensation will be aligned with Company, business unit and individual performance objectives. Knowles’ executive compensation is highly leveraged, with a large majority of the total compensation intended to be at risk.

This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Knowles’ stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Knowles’ Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Knowles, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 4 — Approval of an Amendment to Our Amended and Restated Certificate of Incorporation

We are asking stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate the provision requiring that the election of directors be by plurality vote and to replace it with a provision requiring that the election of directors in an uncontested election be by majority vote.

Background

Under a “plurality voting standard,” the nominees for election as directors who receive the greatest number of votes cast in their favor at a meeting of stockholders are elected to the Board, up to the maximum number of directorships to be filled at that meeting. As a result, under a plurality voting standard in an uncontested election, each nominee is elected or reelected to the Board so long as a single vote is cast in favor of his election, regardless of the number of stockholders who may withhold a vote on such nominee.

Over the past several years, many companies have eliminated a plurality voting standard in favor of a “majority voting standard” that provides stockholders with more influence over the outcome of uncontested elections of directors and provides more accountability of boards to stockholders. Majority voting standards permit stockholders to vote “against” director nominees in uncontested elections and provide that, in such elections, a nominee will not be elected or reelected if the votes “against” election exceed the votes “for” election.

Summary of Proposed Amendment

After careful consideration and in light of current corporate governance trends, the Board believes that it is advisable and in the best interest of the Company and its stockholders to approve this amendment to our Amended and Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of directors. Under the proposed majority voting standard, in an uncontested election of directors, stockholders will be asked to vote either “for” or “against” the nominee’s election as a director. To be elected, the number of votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Abstentions will continue to have no effect in determining whether the required vote for the election of a director has been obtained.

If the number of director nominees exceeds the number of directors to be elected, the election is considered to be a contested election. In the event of a contested election, the plurality voting standard will continue to apply and votes may be cast only as “for” election or to “withhold” authority.

The foregoing summary of the amendment is qualified in its entirety by reference to the text of the proposed amendment to paragraph (d) of Article FIFTH of our Amended and Restated Certificate of Incorporation, which follows. The complete text of the amendment is attached to this Proxy Statement as Appendix A. The text that is proposed to be deleted is [italicized and bracketed] and the text that is proposed to be added is bolded and underlined:

(d) Except as provided in Paragraph (e) of this Article FIFTH, directors shall be elected by a [plurality] majority of the votes cast at the annual meeting of stockholders; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. Elections of directors need not be by written ballot unless the Corporation’s By-Laws so provide.

The adoption of a majority voting standard may lead to a situation known as a “director holdover” where an incumbent director who receives less than a majority of the votes cast in an uncontested election remains in office by virtue of the fact that a successor has not been elected and qualified. To address potential director holdovers, in the event that Proposal 4 is approved by stockholders, the Board plans to adopt amendments to our Corporate Governance Guideline providing that, if an affirmative majority vote has not been obtained with respect to any incumbent director nominee, then that nominee will be required to tender his or her resignation from the Board, and the Board would then make a determination as to whether or not to accept the incumbent director nominee’s resignation.

Required Vote

The affirmative vote of the holders of at least eighty percent (80%) of the outstanding common stock is required to approve this Proposal 4. Abstentions and broker non-votes will have the same effect as a vote against Proposal 4.

If this Proposal 4 is approved by stockholders, the amendment to our Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we will file promptly after the Annual Meeting. The Board will also adopt a corresponding amendment to our Amended and Restated By-Laws. Accordingly, a majority voting standard would become effective starting with the next election of directors, which is expected to occur at the 2017 Annual Meeting of Stockholders. In the event that stockholders do not approve this Proposal 4, our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws will remain unchanged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REPLACE THE PLURALITY VOTING STANDARD WITH A MAJORITY VOTING STANDARD FOR UNCONTESTED ELECTION OF DIRECTORS

Proposal 5 — Approval of the Knowles Corporation 2016 Equity and Cash Incentive Plan

At the Meeting, our stockholders will be asked to approve the Knowles Corporation 2016 Equity and Cash Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Board on February 18, 2016, subject to stockholder approval, and will replace the Knowles Corporation 2014 Equity and Cash Incentive Plan (the “2014 Plan”). Shares to be issued under the 2016 Plan may be authorized but unissued shares of common stock or treasury stock. As described further below, the maximum number of shares reserved for issuance under the 2016 Plan is 9.4 million, subject to adjustment in connection with certain capitalization events in accordance with the 2016 Plan. As of March 7, 2016, awards for [●] shares were outstanding under the 2014 Plan, comprised of stock options and restricted stock units. In addition, there were approximately [●] shares of Common Stock that remained available for future issuances under the 2014 Plan and which will cease to be available for future grants if the 2016 Plan is approved by stockholders. If the 2016 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success.

The purposes of the 2016 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2016 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, and non-employee directors of the Company and its subsidiaries and affiliates; and

•	motivate award recipients to act in the long-term best interests of the Company and its stockholders.

Under the 2016 Plan, the Company may grant:

•	nonqualified stock options;

•	incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, with nonqualified stock options, “Options”);

•	stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”);

•	stock awards in the form of restricted stock, restricted stock units, or unrestricted stock awards (“Stock Awards”);

•	performance awards; and

•	deferred stock units.

As of March 1, 2016, approximately 12,000 employees and eight non-employee directors would be eligible to participate in the 2016 Plan; however, historically employee participation has been approximately 250.

Plan Highlights

Some of the key features of the 2016 Plan are as follows:

•	The 2016 Plan will be administered by a committee of the Board (the Compensation Committee) or a subcommittee thereof, comprised entirely of independent directors;

•	Options and SARs may not be repriced without stockholder approval;

•

Outstanding Options, SARs, Stock Awards and performance awards are subject to double trigger vesting upon a change in control (when such awards are not assumed by the acquirer), meaning that both a qualifying termination of employment and a change of control must occur prior to the accelerated vesting of such awards;

•

No award under the 2016 Plan may vest in less than one year from the date of grant, provided that this requirement will not apply for up to 5% of the shares authorized for issuance under the plan and provided further that the Committee may provide for accelerated vesting upon death, termination due to disability or a change of control of the Company and in the case of other termination events, continued vesting in accordance with the terms of the underlying award agreement;

•	Dividend equivalent rights with respect to Options and SARs are prohibited;

•

“Liberal share recycling” is prohibited — meaning that the 2016 Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of an Option or SAR, shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an outstanding award or shares repurchased by the Company on the open market with the proceeds of an Option exercise;

•

Under the 2016 Plan, the maximum number of shares of Common Stock available for awards is 9.4 million, subject to adjustment in connection with certain capitalization events in accordance with the 2016 Plan;

•

Except with respect to substitute awards granted in connection with a corporate transaction, the purchase price of Options and the base price for SARs may not be less than the fair market value of a share of Common Stock on the date of grant; and

•

To the extent the Company grants a Stock Award or settles a performance award in shares of Common Stock or grants a Deferred Stock Unit Award (on a stand-alone basis and not in connection with the vesting of an award), the number of shares of Common Stock that remain available for future grants under the 2016 Plan will be reduced by an amount equal to 1.75 times the number of shares subject to such Stock Award, Deferred Stock Unit award or performance award.

Description of the 2016 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Administration

The 2016 Plan will be administered by a committee (the “Committee”) designated by the Board, or a subcommittee of such committee, consisting of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NYSE. It is currently anticipated that the Compensation Committee will administer the 2016 Plan.

Subject to the terms of the 2016 Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee will also have authority to establish rules and regulations for administering the 2016 Plan and to decide questions of interpretation or application of any provision of the 2016 Plan.

The Committee may delegate some or all of its power and authority under the 2016 Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board or the Chief Executive Officer or any other executive officer with regard to awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, and (ii) it may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares

Subject to the capitalization adjustment provisions included in the 2016 Plan, 9,400,000 shares of Common Stock will initially be available for all awards under the 2016 Plan and no more than 1,000,000 shares of Common Stock in the aggregate may be issued under the 2016 Plan in connection with incentive stock options. To the extent the Company grants an Option or a free-standing SAR under the 2016 Plan, the number of shares of Common Stock that remain available for future grants under the 2016 Plan will be reduced by an amount equal to the number of shares subject to such Option or free-standing SAR. To the extent the Company grants a Stock Award or settles a performance award in shares of Common Stock or grants a Deferred Stock Unit Award (on a stand-alone basis and not in connection with the vesting of an award), the number of shares of Common Stock that remain available for future grants under the 2016 Plan will be reduced by an amount equal to 1.75 times the number of shares subject to such Stock Award, Deferred Stock Unit award or performance award.

Shares of Common Stock subject to an outstanding Option, free-standing SAR, Stock Award, Deferred Stock Unit Award or performance award granted under the 2016 Plan or the 2014 Plan that are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an Option canceled upon settlement of a related Tandem SAR or subject to a Tandem SAR canceled upon exercise of a related Option), or (ii) the settlement of such award in cash, will again be available under the 2016 Plan. Shares of Common Stock subject to an award under the 2016 Plan will not again be available for issuance under the 2016 Plan if such shares are (a) shares that were subject to an Option or SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an Option exercise.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of Common Stock with respect to which Options or SARs or a combination thereof that may be granted during any fiscal year to any person will be 2,000,000, subject to the capitalization adjustment provisions included in the 2016 Plan, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to performance measures or performance awards denominated in shares of Common Stock that may be granted during any fiscal year of the Company to any person will be 1,000,000, subject to the capitalization adjustment provisions included in the 2016 Plan, and (iii) the maximum amount that may be granted during any fiscal year of the Company to any person with respect to performance awards denominated in cash will be $10,000,000; provided, however, that the per person limits included in this sentence will be multiplied by two for awards granted to a participant in the year in which the participant’s employment with the Company commences. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $500,000; provided, however, that (i) the limit included in this sentence will be multiplied by two in the year in which a non-employee director commences service on the Board and (ii) the limit included in this sentence will not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any Board committee. On March [●], 2016, the closing sale price per a share of Common Stock as reported on the NYSE was $[●].

Minimum Vesting Provisions

Under the terms of the 2016 Plan, no award will be exercisable or will vest and be settled in less than one (1) year from the date of grant; provided, however, that the minimum vesting provisions set forth in the 2016 Plan will not apply to awards granted under the 2016 Plan with respect to the number of shares which, in the aggregate, does not exceed 5% of the number of shares available for grant under the 2016 Plan. The Committee, however, may provide in an award agreement or otherwise that all or a portion of the shares subject to an award will vest immediately in the case of a change of control or termination of employment due to death or disability or with respect to other termination events, the Committee may specify in an award agreement, that an award will continue to vest in accordance with the schedule set forth in such agreement without regard to any requirement for continued employment.

Change of Control

If an award holder’s employment or service is terminated by the Company, a subsidiary or an affiliate without cause, by the holder for good reason or if a director ceases to serve on the Board or a successor board, in each case, within eighteen months following a change of control, then upon such termination of employment or service (i) each outstanding Option and SAR held by such holder will become fully vested and exercisable, (ii) the restriction period applicable to each outstanding Stock Award held by such holder will lapse,(iii) performance awards will vest, and (iv) performance with respect to any awards subject to performance-based vesting conditions will be deemed achieved at target. In the event awards are not effectively assumed in a change of control, then upon such change of control, (i) each outstanding Option and SAR held by such holder will become fully vested and exercisable, (ii) the restriction period applicable to each outstanding Stock Award held by such holder will lapse,(iii) performance awards will vest, and (iv) performance with respect to any awards subject to performance-based vesting conditions will be deemed achieved at target.

Under the terms of the 2016 Plan, a change of control is generally defined as: (i) any person is or becomes the beneficial owner of 20% or more of either the then outstanding shares of common stock of the Company or the combining voting power of the Company’s then outstanding securities; (ii) an unapproved change in the majority composition of the Board; (iii) the consummation of certain mergers or consolidations of the Company; or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Effective Date, Termination and Amendment

If approved by our stockholders at the Meeting, the 2016 Plan will become effective as of the date of such stockholder approval, and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2016 Plan as it deems advisable, subject to stockholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code, or any rule of the NYSE or (ii) the Board seeks to modify the Option and SAR repricing or discounting provisions in the 2016 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Non-Transferability

The 2016 Plan restricts the ability of an award holder from transferring awards granted under the 2016 Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Options and SARs

The 2016 Plan provides for the grant of nonqualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each Option and SAR.

Each Option will be exercisable for no more than ten (10) years after its date of grant, unless the Option is an incentive stock option and the optionee owns at the time of grant greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the Option will be exercisable for no more than five (5) years after its date of grant. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of an Option. Except in the case of substitute awards granted in connection with a corporate transaction, the purchase price of an Option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the Option is an incentive stock option and the optionee is a ten percent holder, in which case the option purchase price will be the price required by the Code. The Committee will determine whether an Option is exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

Each SAR will be exercisable for no more than ten (10) years after its date of grant, except that no Tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of a SAR. Except in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a Tandem SAR will be the purchase price of the related Option. The Committee will determine in an award agreement whether a SAR will be stock or cash-settled and whether the SAR will be exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of restricted stock, a certificate will be issued in accordance with the terms of the plan governing restricted stock awards, or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted. Prior to the exercise of a stock-settled SAR, the holder of the SAR will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the SAR.

Subject to the adjustment provisions set forth in the 2016 Plan, neither the Board nor the Committee may, without the approval of the Company’s stockholders, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, other than in connection with a change of control or the adjustment provisions of the 2016 Plan. The holder of an Option or SAR will not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to the Option or SAR.

Stock Awards

The 2016 Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award either as a restricted stock award, restricted stock unit award or unrestricted stock award.

The number of shares of Common Stock subject to an unrestricted stock award will be determined by the Committee. Unrestricted stock awards will not be subject to any restriction period or performance measures. Unrestricted stock awards will be limited so that that the Common Stock subject to all unrestricted stock awards, combined with all awards granted under the 2016 Plan that do not include the minimum vesting provisions described in the 2016 Plan, does not exceed 5% of the total number of shares of Common Stock available under the 2016 Plan.

The Committee will determine the number of shares of Common Stock subject to a restricted stock unit award or a restricted stock award and the restriction period, performance period and performance measures applicable to such award (if any). The agreement relating to a restricted stock award or a restricted stock unit award will provide, in a manner determined by the Committee, in its discretion and subject to the provisions of the 2016 Plan, for the vesting of shares of Common Stock subject to such restricted stock award or the vesting of such restricted stock unit award, (i) if the holder of such award remains continuously in the employment or service of the Company during the specified restriction period; and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified restriction period or (y) if specified performance measures are not satisfied or met during a specified performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of Common Stock. However, (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, will be deposited with the Company and subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Performance Awards

The 2016 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award, if the specified performance measures are satisfied or met during the specified performance period, and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. An award agreement will specify whether the holder will be entitled to dividends or dividend equivalents, provided that dividends and dividend equivalents with respect to shares of common stock that are subject to performance-based vesting conditions will be deposited with the Company and subject to the same restrictions as the shares subject to the performance award with respect to which such distribution was made. Prior to the settlement of a performance award in common stock (including restricted stock), the holder of such award will have no rights as a stockholder of the Company with respect to such shares.

Performance Measures

Under the 2016 Plan, the grant, vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance measures applicable to a particular award will be determined by the Committee at the time of grant. In the case of an award that is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be based exclusively on one or more of the following corporate-wide or affiliate, division, operating unit, or individual objectives: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s or an affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company or affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee at the time of grant; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends. Each such performance measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more affiliates, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios discussed above, performance goals may include comparisons relating to capital (including, but not limited to the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof.

The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted or amended in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, restructuring and/or other nonrecurring charges; exchange rate effects, as applicable, for non-US. dollar denominated net sales and operating earnings; the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; the effects of any statutory adjustments to corporate tax rates; the effects of any “extraordinary items” as determined under generally accepted accounting principles or any acquisition or divestiture; any other unusual, non-recurring gain or loss or other extraordinary item; to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; the effects of acquisitions or joint ventures; to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); or to reflect any partial or complete corporate liquidation

(“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a “covered employee,” within the meaning of Section 162(m) of the Code, to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. The performance measures will be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to awards to “covered employees,” such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

With respect to participants who are not “covered employees” and who, in the Committee’s judgment, are not likely to be “covered employees” at any time during the applicable performance period or during any period in which an award may be paid following a performance period, the performance goals established for the performance period may consist of any objective or subjective corporate-wide or affiliate, division, operating unit, or individual measures, whether or not listed in the 2016 Plan.

Non-Employee Director Compensation

The 2016 Plan provides for the grant of awards to its non-employee directors in the form of unrestricted stock awards, Options, SARs, restricted stock, restricted stock units and/or deferred stock units (“Directors’ Awards”). Subject to Section 409A of the Code, a non-employee director may elect to defer receipt of his or her Directors’ Awards, other than options and SARs, in accordance with such procedures as may from time to time be prescribed by the Committee. Dividend equivalents will be credited on deferred stock units and distributed at the same time that shares of Common Stock are delivered to a non-employee director in settlement of the deferred stock units. A non-employee director will not have any rights of a stockholder with respect to Directors’ Awards or deferred stock units until such shares of Common Stock are issued and then only from the date of issuance of such shares.

Clawback of Awards

Awards granted under the 2016 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law.

New Plan Benefits

The number of Options and other forms of awards that will be granted under the 2016 Plan is not currently determinable.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2016 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2016 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2016 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer and the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as qualified performance based-compensation, the following requirements must be satisfied: (i) the performance measures are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the employees eligible to receive compensation, the business criteria on which the performance goals are based and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained, are approved by the corporation’s stockholders, and (iii) the committee certifies that the applicable performance measures are satisfied before payment of any qualified performance-based compensation is made. The Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. Certain compensation under the 2016 Plan, such as that payable with respect to Options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2016 Plan, such as any Stock Award that is not subject to Section 162(m) performance measures, would be subject to such limit.

Options

A participant will not recognize taxable income at the time an Option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will generally recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the unrestricted stock is granted. The Company is entitled to a corresponding deduction at the time ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time performance award grants are made and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Deferred Stock Units

If a non-employee director properly elects to defer receipt of his or her stock awards granted as Directors’ Awards, the non-employee director will not recognize taxable income at the time such awards are granted and the Company will not be entitled to a tax deduction at that time. When the deferred stock units are settled in cash or in shares of Common Stock, the non-employee director will recognize compensation taxable as ordinary income in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized at this time will be deductible by the Company as an expense.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE KNOWLES CORPORATION 2016 EQUITY AND CASH INCENTIVE PLAN.

Equity Compensation Plan Table

We currently maintain equity compensation plans that provide for the issuance of Knowles stock to directors, executive officers and other employees. The following table sets forth information regarding outstanding options and shares available for future issuance under these plans as of December 31, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)
Equity compensation plans approved by shareholders	5,267,388	22.18	4,635,600
Equity compensation plans not approved by shareholders	—	0	—

Column (a) consists of shares issuable pursuant to outstanding restricted stock unit, SSAR and stock option awards under the Company’s 2014 Plan. A portion of these awards were issued to our employees in substitution for such employees’ outstanding awards of our former parent company. Restricted stock units are not reflected in the weighted exercise price in column (b).

Column (c) consists of shares available for future issuance under the 2014 Incentive Plan. The 2014 Incentive Plan provides for stock options and SSAR grants, restricted stock awards, restricted stock unit awards, performance share awards, cash performance awards, directors’ shares and deferred stock units. Shares subject to stock options and SSARs will reduce the shares available for awards under the 2014 Incentive Plan by one share for every one share granted. Performance share awards, restricted stock, restricted stock units that are settled in shares of common stock, directors’ shares and deferred stock units will reduce the shares available for awards under the 2014 Incentive Plan by three shares for every one share awarded. Cash performance awards do not count against the pool of available shares. The number of shares earned when an award is exercised, vests or is paid out will count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an award under the 2014 Incentive Plan that is cancelled, terminated or forfeited or that expires will be available for reissuance under the 2014 Incentive Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our 2015 compensation practices, programs, and decisions for our named executive officers (“NEOs”).

2015 Overview

2015 Named Executive Officers

•	Jeffrey S. Niew, President & Chief Executive Officer (“CEO”)

•	John S. Anderson, Senior Vice President & Chief Financial Officer

•	Christian U. Scherp, President, Mobile Consumer Electronics — Performance Audio

•	Paul M. Dickinson, President, Mobile Consumer Electronics — Intelligent Audio

•	Thomas G. Jackson, Senior Vice President, General Counsel & Secretary

Executive Summary

2015 was a challenging year for Knowles. Financial performance for incentive purposes was below targets but the company made progress on executing key strategic initiatives that we believe will position us for future growth, as described below.

•	Strong sequential sales increase in our mobile consumer segment, driven by significant growth and increased market share at a North American OEM.

•

We completed the acquisition of Audience, Inc. on July 1, 2015. Audience is a leader in the area of digital signal processing as well as algorithm and software development. We believe that this acquisition will drive future growth by advancing our capabilities in delivering end-to-end intelligent audio solutions for our customers. Furthermore, we have successfully integrated the business within Knowles, including the elimination of the duplicative costs related to operating a stand-alone public entity and the integration of Knowles ERP system.

•	We remain ahead of schedule in our forecasted annualized cost savings related to our global operations strategy.

Our pay programs are designed to reward performance and align with shareholder interests, and 2015 compensation actions were consistent with this approach:

•

No increases to base salary or target bonus percentages, with the exception of new compensation levels established mid-year for two NEOs who moved into new roles in 2015 as part of our global strategy.

•	The corporate financial component of the annual incentive paid out at 0% of target and one NEO earned a portion of his financial component for business unit performance.

•	Long-term incentive award levels were increased in early 2015 to further align executive interests with those of shareholders and to encourage retention.

Our compensation program design will continue to evolve consistent with market trends. We are committed to introducing performance metrics into our long-term incentive program (i.e., “performance shares”), with an expected implementation in 2017.

Key 2015 financial results that impacted compensation decisions include:

•	Revenue of $1,084,600

•	Adjusted earnings before interest and income taxes (“Adjusted EBIT”) of $66,600,000

•	Non-GAAP diluted earnings per share of $.65.

Please refer to “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Knowles’ Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 19, 2016 for a reconciliation of Adjusted EBIT and Non-GAAP diluted earnings per share.

2015 Say-on-Pay Vote

Our Compensation Committee (“the Committee”) considers whether Knowles’ executive compensation program is aligned with the interests of Knowles’ stockholders. As part of that review, the Committee considered the approval by 89.9% of the votes cast for Knowles’ “say-on-pay” vote at the 2015 Annual Meeting of Stockholders and determined that the executive compensation philosophy and compensation elements continued to be appropriate. Accordingly, no changes were made to the executive compensation program in response to the 2015 “say-on-pay” vote. Knowles intends to communicate with stockholders about the alignment of stockholder return and executive pay matters as appropriate in the future.

2015 Target Direct Compensation Overview

The table below presents data on the total target compensation by element for each NEO for the 2015 executive compensation program. These elements of compensation are described in more detail in the section titled “2015 NEO Compensation Decisions.” In 2015, the Committee delivered nearly all increases in total compensation in the form of long-term incentives to increase the portion of NEO compensation tied to the long-term interests of the Company and further align the NEOs’ interests with stockholders’ interests.

2015 Total Target Compensation by Element
Executive	Base Salary	Target Annual Incentive	Long-term Incentive	Total	2015 Promotional LTI Grants[1]
Jeffrey S. Niew	$625,000	$750,000	$4,000,000	$5,375,000	—
John S. Anderson	$370,000	$259,000	$750,000	$1,379,000	—
Christian U. Scherp	$425,000	$212,500	$400,000	$1,037,500	$200,000
Paul M. Dickinson	$325,000	$130,000	$400,000	$855,000	$200,000
Thomas G. Jackson	$385,000	$192,500	$400,000	$977,500

(1)	Messrs. Scherp and Dickinson were awarded these one-time long-term incentive awards in July 2015 to recognize their promotions. Mr. Dickinson was promoted to lead the Audience business and Mr. Scherp’s responsibilities were expanded to lead our MEMS microphone business, in addition to Speakers & Receivers.

NEO Pay Practices

Compensation Philosophy

Knowles’ executive compensation programs are designed to achieve the following key objectives:

•	Motivate executives to enhance long-term stockholder value

•	Reinforce Knowles’ pay for performance culture by aligning executive compensation with Knowles’ business objectives and financial performance

•	Provide a total compensation opportunity that allows Knowles to attract and retain talented executives

•	Use incentive compensation to promote desired behavior without encouraging unnecessary and excessive risk-taking.

The two tables below highlight certain executive compensation practices applicable to Knowles’ current NEOs that the Committee believes support these objectives and further align the interests of our NEOs with our stockholders, as well as practices that are not employed because we do not believe they would serve our stockholders’ long-term interests.

What We Do
• Pay for Performance: On average, 69% of NEO total target direct compensation is performance-based and is tied to financial and individual performance and/or stock price
• Emphasize Long-term Performance: On average, 51% of 2015 NEO total target direct compensation is equity-based, with vesting over a three-year period

•  Require “Double-Trigger” upon a Change in Control for Equity Acceleration: Long-term incentive award grants provide for accelerated vesting upon a change in control only if the NEO is terminated without cause or resigns for good reason in connection with or during a limited period following a change in control

• Mitigate Undue Risk: The executive compensation programs are designed to discourage unnecessary and excessive risk-taking
• Maintain Rigorous Stock Ownership Guidelines: Minimum ownership requirement for the CEO is 5x base salary; minimum ownership requirement for other NEOs is 3x base salary
• Engage Independent Advisor: The Committee engages an independent compensation advisor that does not provide any other services to Knowles and reports directly to the Committee
• Employ an Independent Chairman of the Board: The Chairman provides effective independent Board leadership and oversight of management

What We Don’t Do
• No employment contracts
• No excessive perquisites
• No tax gross ups upon change in control
• No repricing or replacing underwater stock options without prior stockholder approval
• No stock options granted below fair market value
• No hedging or pledging of Knowles securities by employees or directors

Role of the Compensation Committee

The Committee, together with the other independent directors, is responsible for approving the compensation of the CEO. In addition, the Committee approves the compensation of the other NEOs, among other duties expressed in its charter. The Committee makes these approvals based on its review of corporate and individual performance, input from the CEO with respect to the NEOs other than himself, and the advice of its independent advisor.

The Committee’s process for 2015 pay decisions was as follows:

• Determinedwhether and to what extent prior year performance targets or other objectives or conditions applicable to prior annual incentive plan were met	• Reviewedand approved revised compensation levels for Messrs. Scherp and Dickinson, based on the Company’s contemplated upcoming reorganization	• Reviewedand considered market compensation data for executive officers for the upcoming year • Reviewedannual performance to date	• Determinedwhether and to what extent prior year performance targets or other objectives or conditions applicable to prior year annual incentive program were met
• Approvedprior year annual incentive payouts for the NEOs • Discussedand approved target compensation levels	• Reviewedthe CEO’s mid-year performance assessment • Reviewedannual performance to date		• Approvedprior year annual incentive plan payouts • Discussedand approved target compensation levels
for the NEOs based on competitive market data • Reviewedand approved performance targets for current year annual incentive plan payouts			for the NEOs based on competitive market data • Reviewedand approved performance targets for current year annual incentive plan payouts

Role of Management

Knowles’ CEO makes compensation recommendations to the Committee for the NEOs other than himself, based on an assessment of individual and corporate performance. Management personnel prepare compensation information and performance assessments for the Committee.

Independent Advisor to the Committee

The Committee engages Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent advisor. Semler Brossy’s duties include:

•	CEO pay analysis and alternatives

•	NEO pay analysis and review of CEO recommendations

•	Peer group review

•	Independent director compensation

•	Incentive program design

•	Collaboration with management on behalf of the Committee in developing of management’s recommendations to the Committee about executive pay matters.

Semler Brossy has been retained by and reports directly to the Committee. The Committee assessed Semler Brossy’s independence in light of the SEC requirements and NYSE listing standards and determined that Semler Brossy’s work did not raise any conflict of interest or independence concerns.

Compensation Peer Group and Market Data

The Committee periodically examines market data to evaluate pay levels, pay practices and other compensation decisions. This market data review includes corresponding pay levels and pay practices employed at a peer group of similarly-sized companies in similar lines of business to Knowles and which compete in similar markets for business or talent, which the Committee believes is an appropriate group for comparison. The Committee does not believe it is appropriate to establish compensation levels based only on market practices. For each element of compensation, the Committee uses the median of the peer group as a reference point, while also considering other factors (e.g., Knowles’ financial performance, individuals’ roles and responsibilities relative to peer references and the overall mix of compensation).

The compensation peer group below was approved by the Committee in May 2014 and used to evaluate 2015 NEO compensation decisions.

The Committee considered the following general criteria in selecting the compensation peer group:

•	Companies that are publicly traded in the U.S.;

•	Companies in the same or similar lines of business;

•	Companies that serve similar customers;

•

Companies with revenue of approximately 0.5x to 2.0x Knowles’ revenue and within a reasonable size range of Knowles with respect to other financial and operating metrics, such as market capitalization and earnings before interest and taxes; and

•	Companies headquartered in high technology regions such as Silicon Valley.

2015 Compensation Peer Group

Atmel	Fairchild Semiconductor	RF Micro Devices
Ciena	International Rectifier	Synaptics
Cirrus Logic	JDS Uniphase	Skyworks Solutions
Cree	Littelfuse	Vishay Intertechnology
Cypress Semiconductor	Microsemi

Based on the criteria described above as well as other qualitative considerations, in 2014, the Committee added the following three companies to the peer group: JDS Uniphase, International Rectifier and Synaptics, and removed the following six companies: AVX, InterDigital, LSI, Methode Electronics, Molex and Silicon Laboratories.

In August 2015, the Committee evaluated the peer group against the criteria outlined above and input from management and Semler Brossy and approved the addition of Coherent to the peer group based on Coherent’s business and size relative to Knowles and InvenSense, a direct competitor of Knowles. At the same time, the Committee removed (i) International Rectifier and JDS Uniphase due to corporate transactions and (ii) Skyworks Solutions due to its relatively large market capitalization as compared to Knowles. This revised peer group will be used to evaluate 2016 compensation decisions.

NEO Pay Programs

Knowles’ ongoing NEO pay program consists of three primary elements: base salary, annual cash incentive opportunity, and long-term equity opportunity, as described in the table below. In addition to these elements, NEOs participate in benefits and other programs as described in the section titled “Other Compensation Programs and Policies.”

Pay Element	Salary	Annual Incentive	Long-Term Incentive
Purpose	Provide a competitive level of fixed compensation to attract and retain talented executives.	Motivate and reward executives for achieving financial and individual performance goals.	Motivate and reward executives’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives.
Percent of Total Compensation	CEO: 11% Other NEOs: 36%	CEO: 14% Other NEOs: 19%	CEO: 75% Other NEOs: 45%
Form of Delivery	Cash	Cash	Restricted stock units (“RSUs”) and stock options.
How Determined	Executive’s responsibilities, performance, skills, and experience and market data.	Individual performance and market data. Achievement of pre- established financial goals and individual strategic objectives.	Individual performance and market data.
2015 Decisions	Base salaries of Messrs. Scherp and Dickinson were increased in consideration of their expanded roles and responsibilities.	No adjustments to
annual incentive
targets as a
percentage of salary
in 2015.

Financial component
paid out at 0% of
target for each
NEOs, except for
one business unit
component for Mr.
Scherp.

Individual strategic
objectives paid at an
average of 103% of
target for the NEOs.

2015 stock option and RSU grants were increased to further align total direct compensation with the median of the peer group.

Messrs. Scherp and Dickinson received promotion stock option and RSU awards in July 2015, in connection with the Company’s reorganization following the Audience acquisition.

Pay Mix

The charts below reflect the target pay mix of our CEO and the average of our other NEOs.

2015 NEO Compensation Decisions

This section describes 2015 NEO pay decisions with respect to: base salary, annual incentive opportunity and long-term incentive opportunity.

Base Salary

Base salaries are intended to provide a competitive level of fixed compensation in order to attract and retain talented executives. Base salaries are generally set based on the executive’s responsibilities, performance, skills, and experience as compared with relevant market data. The table below compares each executive’s 2014 and 2015 base salaries.

Executive	2014 Base Salary	2015 Base Salary	% Increase
Jeffrey S. Niew	$625,000	$625,000	—
John S. Anderson	$370,000	$370,000	—
Christian U. Scherp(1)	$380,000	$425,000	12%
Paul M. Dickinson(1)	$275,000	$325,000	18%
Thomas G. Jackson	$385,000	$385,000	—

(1)	Mr. Scherp’s base salary was increased in May 2015 and became effective on July 1, 2015 in conjunction with his new role. Mr. Dickinson’s base salary was increased from $275,000 to $300,000 in February 2015 and from $300,000 to $325,000 in May 2015, with his May 2015 adjustment becoming effective on July 1, 2015 in conjunction with his new role.

Messrs. Scherp and Dickinson’s base salary levels were increased in consideration of the expansion of their roles and responsibilities in 2015 as a result of their respective promotions.

Annual Incentive

Knowles’ annual incentive program is designed to motivate and reward executives for achieving financial and individual objectives. The potential payout ranges from 0% to 200% of the executive’s target annual incentive opportunity based on the achievement of the underlying performance objectives. The specific payout percentages by performance levels are 0% for below threshold, 50% for threshold, 100% for target, 150% for maximum and 200% for supermax, with linear interpolation for performance between these levels. The supermax opportunity is designed to be exceedingly challenging and is intended to motivate and reward executives for superior performance.

The NEOs’ annual incentive targets are defined as a percentage of their base salaries and are determined based on the NEO’s responsibilities, skills, and experience as compared with relevant market data. The following table compares each executive’s 2014 and 2015 annual incentive targets:

Target Annual Incentive

	2014 Annual Incentive Target		2015 Annual Incentive Target
Executive	% of Salary	$	% of Salary(1)	$
Jeffrey S. Niew	120%	$750,000	120%	$750,000
John S. Anderson	70%	$259,000	70%	$259,000
Christian U. Scherp(1)	50%	$190,000	50%	$212,500
Paul M. Dickinson(1)	40%	$110,000	40%	$130,000
Thomas G. Jackson	50%	$192,500	50%	$192,500

(1)	Annual incentive target percentages are calculated based on the salary level at the end of that respective year.

The Committee did not make changes to the 2015 target annual incentive opportunities for the NEOs, as defined as a percentage of base salary. However, the target values of Messrs. Scherp and Dickinson’s annual incentive award increased due to their base salary increases in 2015.

The NEOs’ annual incentive program is based on a combination of financial metrics (60% of target) and individual objectives (40% of target), as shown in the chart below.

The Committee believes that balancing the measurement of performance between financial and individual strategic objectives is an important factor in mitigating risk and supporting long-term value creation for Knowles’ stockholders. At the beginning of the year, Mr. Scherp was Co-President of Mobile Consumer Electronics (“MCE”) — Speakers and Receivers and, accordingly, his annual incentive was partially based on the performance of his business unit.

The following table sets forth the weighting of financial (corporate and business unit) and individual strategic objectives for each NEO.

Annual Incentive Metric Weightings

	Knowles Corporate		Business Unit
Executive	Revenue	Adjusted EBIT(1)	Revenue	Adjusted EBIT(1)	Individual Objectives
Jeffrey S. Niew	35%	25%	—	—	40%
John S. Anderson	35%	25%	—	—	40%
Christian U. Scherp	10%		25%	25%	40%
Paul M. Dickinson	35%	25%	—	—	40%
Thomas G. Jackson	35%	25%	—	—	40%

(1)	Adjusted earnings before interest and income taxes (“Adjusted EBIT”) is defined by the Company as income before (i) interest expense, (ii) tax expense, (iii) stock-based compensation expense, (iv) intangibles amortization expense, (v) fixed asset and related inventory charges, (vi) restructuring charges, (vii) production transfer costs (one-time and duplicate costs incurred to migrate manufacturing to new or existing facilities) and (viii) other charges, primarily related to the resolution of customer claims for products no longer produced.

The Committee approved revenue and Adjusted EBIT goals for the 2015 annual incentive in February 2015 based on Knowles’ annual operating plan, which was largely based on the expected performance of Knowles and its business units, and expected market growth rates. The charts below show the actual performance goals and performance ranges for the 2015 annual incentive goals for Knowles and MCE Speaker and Receiver Products business unit. The Committee set the 2015 annual incentive targets to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the business forecast of the Company and business units at the time the performance goals were approved. For 2015, the corporate revenue, corporate EBIT and MCE Speakers and Receivers EBIT goals were not achieved. In addition, neither the financial performance threshold goals established under the 2015 annual incentive program. As a result, there was no payout associated with these financial performance goals. The MCE Speakers and Receivers revenue goals were met at the threshold level and will payout at 67%.

As noted above and as described in the following table, 40% of the 2015 annual incentive opportunity was subject to the achievement of multiple individual strategic objectives, which varied by NEO.

2015 Annual Incentive Plan Individual Strategic Objectives

Jeffrey S. Niew	• Strategy and corporate development • Aligning Technology Roadmap incorporating the added technology of Audience
John S. Anderson	• Free cash flow delivery • Integration of Audience acquisition • Corporate tax planning • Improvement in gross margin
Christian U. Scherp	• Receiver and microphone business development, strategy and increased market share at key customers • Development of new products

Paul M. Dickinson	• Development of corporate strategy • Integration of Audience acquisition • Leading our Intelligent Audio business
Thomas G. Jackson	• Integration of Audience acquisition • Corporate restructuring initiative • Patent matters

The Committee believes that the individual strategic objectives established for each of the NEOs are supportive of Knowles’ overall business plan and are indicators of the executive’s success in fulfilling his responsibilities to the Company. The performance levels for the individual strategic objectives were designed to be achievable, but required strong and consistent performance by the NEO.

The table below presents the results of our NEOs’ financial goals and individual strategic objectives versus target, as well as the corresponding annual incentive payouts.

Annual Incentive Actual Results

	2015 Performance % of Target			2015 Actual Annual Incentive
Executive	Financial (60%)	Individual Objectives (40%)	Total	% of Salary	$
Jeffrey S. Niew	0%	88%	35%	42%	262,500
John S. Anderson	0%	120%	48%	34%	124,320
Christian U. Scherp	28%	150%	77%	38%	163,094
Paul M. Dickinson	0%	90%	36%	14%	46,800
Thomas G. Jackson	0%	69%	28%	14%	53,130

Long-term Incentive

Knowles’ long-term incentive program is designed to motivate and reward executives’ contributions to enhancing long-term stockholder value and the achievement of long-term business objectives.

In February 2015, the Committee determined the value of the 2015 annual long-term incentive grants based on each executive’s responsibilities, skills, and experience as compared with relevant market data.

The Committee granted executives a combination of stock options and RSUs in 2015. The Compensation Committee continues to evaluate alternative long-term incentive vehicles, including performance shares that would be earned based on the future performance of the Company. Further consideration of these performance shares, including plan design, will be performed in 2016 with an expected implementation thereafter.

Stock options (60% of grant value) were granted because these awards create value only to the extent Knowles’ stock price appreciates over the stock price at the time of grant. RSUs (40% of grant value) were granted because these awards also reward executives for stock price appreciation, while providing more stable value to enhance executive retention. Both the stock options and RSUs vest ratably over time to encourage retention.

Annual stock options and RSUs were awarded on February 17, 2015 and are shown in the following table.

Annual Long-term Incentive Grants

	2014 Annual Grants			2015 Annual Grants
Executive	Options	RSUs	Total	Options	RSUs	Total
Jeffrey S. Niew	$1,500,000	$1,000,000	$2,500,000	$2,400,000	$1,600,000	$4,000,000
John S. Anderson	$420,000	$280,000	$700,000	$450,000	$300,000	$750,000
Christian U. Scherp	$180,000	$120,000	$300,000	$240,000	$160,000	$400,000
Paul M. Dickinson	$180,000	$120,000	$300,000	$240,000	$160,000	$400,000
Thomas G. Jackson	$180,000	$120,000	$300,000	$240,000	$160,000	$400,000

As shown in the table above, the 2015 long-term incentive values awarded to the NEOs increased in 2015 as compared to 2014. For 2015, the Committee evaluated the total compensation provided to the NEOs versus market data, and determined to increase the total compensation for each of the NEOs in order to bring their compensation levels into further alignment with the competitive market data. In approving the compensation increases, the Committee elected to deliver nearly all of the increase in total compensation in the form of long-term incentives to increase the portion of their compensation tied to the long-term interests of the Company and further align the NEOs’ interests with stockholders’ interests.

In addition to the February long-term incentive grants, on July 30, 2015, Messrs. Scherp and Dickinson were awarded one-time long-term incentive awards to recognize their promotions, in connection with the Company’s reorganization following the Audience acquisition. As shown in the table below, these grants had a total value of $200,000 and were weighted 60% options and 40% RSUs.

Executive	2015 One-time Long-term Incentive Grants
	Options	RSUs	Total
Christian U. Scherp	$120,000	$80,000	$200,000
Paul M. Dickinson	$120,000	$80,000	$200,000

Other Compensation Programs and Policies

Compensation Risk Assessment

In November 2015, Management engaged Towers Watson & Co. to conduct an analysis of whether Knowles’ compensation policies and practices create material risks to Knowles. This analysis was reviewed by management, the Committee and Semler Brossy. The Committee concluded that Knowles’ compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Severance and Change in Control Benefits

Knowles does not offer employment contracts to any of its NEOs; however, NEOs participate in Knowles’ Executive Severance Plan (the “Severance Plan”) and Senior Executive Change-In-Control Severance Plan (the “CIC Severance Plan”). These plans help accomplish Knowles’ objective of attracting and retaining talented executives. The Committee believes it is appropriate to provide executive officers with the compensation and protection under these plans. These plans reduce the need to negotiate individual severance arrangements with departing executives and protect Knowles’ executives from termination for circumstances not of their doing. The Committee also believes the change-in-control severance plan promotes management independence and helps retain, stabilize, and focus executives in the event of a potential change-in-control. In 2015, Knowles’ CIC Severance Plan was revised to include all of the CEO’s direct reports as participants in the plan.

See the “Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding these plans and a quantification of the compensation to be received under these plans in the event of a change-in-control or termination of an NEO’s employment as of December 31, 2015.

Benefits

Knowles’ NEOs participate in retirement and benefit plans generally available to Knowles’ employees, and on the same terms as other employees. Knowles offers a 401(k) plan to substantially all U.S.-based employees and provides a company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year.

Knowles provides the NEOs with limited perquisites, such as executive life insurance, that we believe are consistent with competitive pay practices. In addition, executives are also eligible to receive expatriate and relocation benefits in accordance with Knowles’ policies. In 2015, Mr. Scherp received certain benefits related to his international relocation. Messrs. Jackson and Dickinson received certain benefits related to their domestic relocation. See the “2015 All Other Compensation Table” for further information regarding the benefits received by Messrs. Scherp and Jackson during 2015.

Hedging and Pledging

Executive officers (and their family members) are prohibited from engaging in any hedging transactions or any form of hedging involving the Company’s securities, including short sales and put and call options. In addition, executive officers may not pledge or hypothecate or approve the pledging or hypothecation of any Company securities which they own or beneficially control, as collateral for any loan or line of credit or to hold Company securities in a margin account.

Stock Ownership Guidelines

Knowles has stock ownership guidelines for NEOs of 5x base salary for the CEO and 3x base salary for the other NEOs. NEOs have five years from the date on which they become subject to the guidelines to satisfy the applicable guideline level and, if the level is not achieved, the Compensation

Committee, in consultation with management, may pay a portion of that NEO’s annual bonus or other awards in shares. Once an individual reaches age 58, the Committee will have the discretion to relax the applicable guidelines for that NEO. For the purposes of these guidelines, ownership includes shares owned outright or held in a trust by the individual and jointly with, or separately by, the individual’s spouse and/or children sharing the same household as the individual, shares held through Knowles’ 401(k) plan, share units held through Knowles’ Deferred Compensation Plan, and the “in-the-money” value of vested, unexercised stock options and SSARs.

As of December 31, 2015, all of our NEOs are projected to meet the guidelines within the permitted timeframe to acquire shares by March 2019.

Tax Deductibility; Section 162(m)

As a publicly-traded company, Knowles is subject to Section 162(m) of the Internal Revenue Code which limits Knowles’ ability to deduct for U.S. income tax purposes compensation in excess of $1 million paid to the NEOs (excluding Mr. Anderson) unless the compensation is performance-based under Section 162(m). The Committee considers tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Because the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet the standards of Section 162(m) when necessary to enable Knowles to continue to attract, retain, and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee:

Richard K. Lochridge (Chair)

Hermann Eul

Ronald Jankov

Donald Macleod

2015 Summary Compensation Table

The following table sets forth information regarding 2015 and, to the extent required, 2014 and 2013 compensation for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffrey S. Niew, President & Chief Executive Officer	2015	625,000	1,600,008	2,399,999	262,500	0	17,208	4,904,715
	2014	591,635	2,599,998	3,899,999	300,000	128,000	20,105	7,539,737
	2013	525,000	167,941	516,510	741,430	391	10,880	1,962,152
John S. Anderson, Senior Vice President & Chief Financial Officer	2015	370,000	299,993	449,998	124,320	0	13,250	1,257,561
	2014	349,981	579,999	869,992	170,940	12,000	16,300	1,999,212
	2013	335,000	67,192	206,592	742,067	4,865	8,040	1,363,756
Christian U. Scherp,(6) President, Performance Audio	2015	402,500	240,007	360,002	163,094	0	360,732	1,526,335
	2014	380,000	520,023	779,994	95,000	0	352,182	2,127,199
Paul M. Dickinson(7) President, Intelligent Audio	2015	307,019	240,007	360,002	46,800	0	121,073	1,074,901
Thomas G. Jackson(7) Senior Vice President & General Counsel	2015	385,000	160,008	240,001	53,130	0	246,486	1,084,625

(1)	The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”) and do not correspond to the actual value that might be realized by the NEOs. See Note 13 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating the amounts reported. The 2014 amounts represent Founders’ and annual long-term incentive grants of RSUs, which were made on March 7, 2014, five days after the spin-off as follows: Mr. Niew $1,600,000; Mr. Anderson $300,000; and Mr. Scherp $400,000.

(2)	The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the NEOs. See Note 13 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating the amounts reported. The 2014 amounts represent Founders’ and annual long-term incentive grants of nonqualified stock options, which were made on March 7, 2014, five days after the spin-off as follows: Mr. Niew $2,400,000; Mr. Anderson $450,000; and Mr. Scherp $600,000.

(3)	The 2015 amounts represent the annual incentive bonus received by each NEO under the Knowles Corporation Executive Officer Annual Incentive Plan based on performance in 2015 as determined by the Compensation Committee. The annual incentive plan is discussed in our CD&A beginning on page 46 and the estimated possible threshold, target and maximum amounts for the incentive awards are reflected in the table “Grants of Plan Based Awards in 2015.”

(4)	Amounts represent changes in the present value of accumulated benefits under the Pension Replacement Plan, a legacy Dover plan.

(5)	Amounts included in this column for 2015 are set forth by category in the 2015 All Other Compensation Table below.

(6)	Mr. Scherp was not a NEO prior to 2014.

(7)	Messrs. Dickinson and Jackson were not NEOs prior to 2015.

2015 All Other Compensation Table

Name	401(k) Match	Group Term Life Insurance	Expatriate Cost (1)	Relocation (2)	Tax Reimbursements (3)	Total
Jeffrey S. Niew	13,250	3,958	0	0	0	17,208
John S. Anderson	13,250	0	0	0	0	13,250
Christian U. Scherp	13,250	1,280	132,376	0	213,826	360,732
Paul Dickinson	13,250	0	0	54,751	53,072	121,073
Thomas G. Jackson	9,625	0	0	147,611	89,250	246,486

(1)	The amount reported for Mr. Scherp represents expatriate benefits paid to or on behalf of Mr. Scherp in connection with his expatriate assignment, including $11,700 for expatriate medical coverage, $6,802 for automobile expenses, $25,348 for airfare costs for home leave and $85,194 for housing allowance. These expatriate expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or Mr. Scherp, as applicable. For payments made in Euros, an average 2015 exchange rate of 1 US dollar equals 0.9012 Euro is used.

(2)	The amount reported for Mr. Dickinson includes $34,512 for housing, $17,917 for airfare and $2,079 for transportation. The amount reported for Mr. Jackson includes $45,000 for housing, $32,728 for moving expenses and $69,883 for home closing costs. These relocation expenses were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid to the service provider or NEO, as applicable.

(3)	The amount reported for Mr. Scherp represents tax gross-ups related to his expatriate assignment and for Messrs. Dickinson and Jackson represents tax gross-ups related to relocation costs.

Grants of Plan-Based Awards in 2015

The following table summarizes awards made to our NEOs in 2015. All equity awards were granted under the 2014 Plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Jeffrey S. Niew	Stock Options (2)	2/5/2015	2/17/2015					364,188	17.91	2,399,999
	Restricted Stock Units (3)	2/5/2015	2/17/2015				89,336			1,600,008
	Annual Incentive Plan (6)			375,000	750,000	1,500,000
John S. Anderson	Stock Options (2)	2/5/2015	2/17/2015					68,285	17.91	449,998
	Restricted Stock Units (3)	2/5/2015	2/17/2015				16,750			299,993
	Annual Incentive Plan (6)			129,500	259,000	518,000

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Type	Approval Date(1)	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Christian U. Scherp	Stock Options (2)	2/5/2015	2/17/2015					36,419	17.91	240,001
	Restricted Stock Units (3)	2/5/2015	2/17/2015				8,934			160,008
	Stock Options (4)	5/4/2015	7/30/2015					17,544	18.70	120,001
	Restricted Stock Units (5)	5/4/2015	7/30/2015				4,278			79,999
	Annual Incentive Plan (6)			106,250	212,500	425,000
Paul M. Dickinson	Stock Options (2)	2/5/2015	2/17/2015					36,419	17.91	240,001
	Restricted Stock Units (3)	2/5/2015	2/17/2015				8,934			160,008
	Stock Options (4)	5/4/2015	7/30/2015					17,544	18.70	120,001
	Restricted Stock Units (5)	5/4/2015	7/30/2015				4,278			79,999
	Annual Incentive Plan (6)			65,000	130,000	260,000
Thomas G. Jackson	Stock Options (2)	2/5/2015	2/17/2015					36,419	17.91	240,001
	Restricted Stock Units (3)	2/5/2015	2/17/2015				8,934			160,008
	Annual Incentive Plan (6)			96,250	192,500	385,000

(1)	The 2015 annual long-term incentive grants were approved by the Compensation Committee on February 5, 2015 and granted on February 17, 2015. The promotional grants made to Christian Scherp and Paul Dickinson were approved on May 4, 2015 and granted on July 30, 2015, which was the next scheduled grant date per the Knowles policy.

(2)	This non-qualified stock option grant was awarded in 2015 and has a grant date fair value calculated in accordance with FASB ASC Topic 718. These stock options vest ratably over a three-year period beginning February 17, 2016.

(3)	This RSU grant was awarded in 2015 and vests ratably over a three-year period, with the first installment vesting on February 17, 2016.

(4)	This promotional non-qualified stock option was awarded in 2015 and has a grant date fair value calculated in accordance with FASB ASC Topic 718. These stock options vest ratably over a three-year period, with the first installment vesting on July 30, 2016.

(5)	This promotional RSU grant was awarded in 2015 and vests ratably over a three-year period beginning July 30, 2016.

(6)	The amounts shown in this row reflect the potential payouts for 2015 performance under the Knowles Executive Officer Annual Incentive Plan. The threshold, target and maximum amounts assume, respectively, 50%, 100% and 200% satisfaction of the participant’s performance goals for 2015. The bonus amount paid in February 2016 is disclosed in the 2015 Summary Compensation Table in the column “Non-Equity Incentive Compensation” for 2015 for each NEO.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table provides information as of December 31, 2015 regarding outstanding stock option awards and unvested stock awards held by each of the NEOs, including stock option and RSU awards granted by Dover prior to 2014 which were converted into Knowles equity awards in connection with the spin-off.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unvested (1)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Jeffrey S. Niew	82,710			21.77	2/9/2022
	56,050			14.28	2/11/2020
	44,444			29.53	3/5/2021
	36,093			22.17	2/10/2021
		88,889	(3)	29.53	3/5/2021
		177,778	(4)	29.53	3/5/2021
		364,188	(5)	17.91	2/16/2022
		75,254	(6)	23.92	2/14/2023
						6,269	(7)	83,566
						22,576	(3)	300,938
						54,182	(4)	722,246
						89,336	(5)	1,190,849
John S. Anderson	33,086			21.77	2/9/2022
	12,444			29.53	3/5/2021
		24,889	(3)	29.53	3/5/2021
		33,333	(4)	29.53	3/5/2021
		68,285	(5)	17.91	2/16/2022
		30,099	(6)	23.92	2/14/2023
						2,508	(7)	33,432
						6,322	(3)	84,272
						10,159	(4)	135,419
						16,750	(5)	223,278
Christian U. Scherp	5,333			29.53	3/5/2021
		10,667	(3)	29.53	3/5/2021
		44,444	(4)	29.53	3/5/2021
		36,419	(5)	17.91	2/16/2022
		20,068	(6)	23.92	2/14/2023
		17,544	(8)	18.70	7/30/2022
						2,710	(3)	36,124
						13,546	(4)	180,568
						8,934	(5)	119,090
						4,278	(8)	57,026
Paul M. Dickinson	5,333			29.53	3/5/2021
		10,667	(3)	29.53	3/5/2021
		13,333	(4)	29.53	3/5/2021
		36,419	(5)	17.91	2/16/2022
		17,544	(8)	18.7	7/30/2022
						2,710	(3)	36,124
						4,064	(4)	54,173
						8,934	(5)	119,090
						4,278	(8)	57,026

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unvested (1)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)
Thomas G. Jackson	5,333			29.53	3/5/2021
		10,667	(3)	29.53	3/5/2021
		33,333	(4)	29.53	3/5/2021
		36,419	(5)	17.91	2/16/2022
						2,710	(3)	36,124
						10,159	(4)	135,419
						8,934	(5)	119,090

(1)	Grants prior to March 7, 2014 were granted under the Dover equity compensation plans and were converted into Knowles stock-settled stock appreciation rights at the time of the spin-off in 2014.

(2)	Based on a December 31, 2015 closing Knowles stock price of $13.33 per share.

(3)	2014 annual grant which vests ratably on March 7, 2016 and March 7, 2017.

(4)	One-time Founders’ grant which vests ratably on March 7, 2017 and March 7, 2018.

(5)	2015 annual grant which vests ratably over a three-year period beginning February 17, 2016.

(6)	SSARs which vested on February 16, 2016.

(7)	Dover performance shares converted to Knowles restricted stock units, which vested on February 16, 2016.

(8)	Promotion non-qualified stock option grant will vest ratably over a three-year period beginning July 30, 2016.

Option Exercises and Stock Vested in 2015

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting (2)($)
Jeffrey S. Niew	—	—	18,179	381,386
John S. Anderson	—	—	5,917	125,966
Christian U. Scherp	—	—	1,354	26,579
Paul M. Dickinson	—	—	1,354	26,579
Thomas G. Jackson	—	—	1,354	26,579

(1)	Amount represents gross number of shares of common stock vested and doesn’t reflect shares withheld by the Company for tax purposes.

(2)	Aggregate dollar value realized on vesting of the stock awards is calculated by multiplying the closing price of the common stock on the vesting date by the number of vested shares.

2015 Nonqualified Deferred Compensation

Name	Plan Name	Executive contributions in Last FY	Registrant contributions in Last FY	Aggregate earnings in Last FY (2)	Aggregate withdrawals/ distributions	Aggregate Balance at Last FYE
Jeffrey S. Niew	Knowles Deferred Compensation Plan	N/A(1)	0	($5,086)	($36,057)	$220,711
John S. Anderson	Knowles Deferred Compensation Plan	N/A(1)	0	($7,590)	($117,346)	$593,957
Christian U. Scherp	Knowles Deferred Compensation Plan	N/A(1)	0	$257	0	$48,508
Paul M. Dickinson (2)	Knowles Deferred Compensation Plan	N/A	N/A	N/A	N/A	N/A
Thomas G. Jackson (2)	Knowles Deferred Compensation Plan	N/A	N/A	N/A	N/A	N/A

(1)	Employees are no longer eligible to contribute to the plan

(2)	Not eligible for the Knowles Deferred Compensation Plan

The deferred compensation plan is a legacy plan from Dover. This is a frozen plan and no new contributions have been made after February 2014. This nonqualified plan permitted select Dover management and highly compensated employees on U.S. payroll to irrevocably elect to defer up to 50% of salary and 100% of bonus and cash performance payments. No discretionary registrant contributions can be made to the plan.

Amounts deferred under the plan are credited with hypothetical investment earnings based on the participant’s investment elections made from among investment options designated under the plan. Participants are 100% vested in all amounts they defer, as adjusted for any earnings and losses on such deferred amounts.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability, other termination of service, or at a scheduled in-service withdrawal date chosen by the participant, subject to Section 409A of the Internal Revenue Code.

Pension Benefits Through 2015

Name	Plan Name	Number of Years Credited Service (#)(1)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jeffrey S. Niew	Knowles PRP	8.3	65	394,200	N/A
John S. Anderson	Knowles PRP	4.3	65	22,200	N/A
Christian U. Scherp (2)	N/A	N/A	N/A	N/A	N/A
Paul M. Dickinson (2)	N/A	N/A	N/A	N/A	N/A
Thomas G. Jackson (2)	N/A	N/A	N/A	N/A	N/A

(1)	Years of service are only credited through the December 31, 2013 plan freeze.

(2)	Not Eligible for the Knowles PRP.

Knowles Pension Replacement Plan

When Knowles was spun-off from Dover, they retained the Knowles Pension Replacement Plan (“PRP”), which is a frozen non-qualified pension plan for tax purposes.

Benefits accrued under the Knowles PRP reflect service while these NEOs were covered under the Dover Corporation Pension Replacement Plan prior to the spin-off of Knowles. Benefits were determined by multiplying the participant’s years of actual service as of December 31, 2013 (subject to a maximum of 30 years) by a percentage of the participant’s final average compensation as defined under the plan, reduced by the amount of company-provided benefits under any other retirement plans, including the pension plan, as well as the company-paid portion of Social Security benefits.

As of January 1, 2014, all of Knowles’ NEOs who participate in the PRP became fully vested in their benefits (in connection with the spin-off of Knowles from Dover) and are eligible to begin receiving benefits upon termination of employment. Knowles PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places Knowles at legal or other risk, or is expected to cause substantial harm to the business of a Knowles company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for the Knowles PRP is age 65. Knowles employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service.

Knowles does not anticipate establishing a new pension replacement plan nor covering additional employees in this plan.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control as of December 31, 2015. Knowles has in place an executive severance plan (the “severance plan”) and senior executive change-in-control severance plan (the “CIC severance plan”). The severance plan creates a consistent and transparent policy for determining separation benefits for all similarly situated executives, and formalizes Knowles’ executive severance practices. The CIC severance plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments, and is based on market best practices. All of Knowles’ NEOs are eligible to participate in both the severance plan and the CIC severance plan as of December 31, 2015.

The severance plan provides that if a covered executive’s employment is terminated without cause (as defined in the severance plan), the executive will be entitled to certain severance benefits. The 2014 Plan and Knowles’ other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination. For a termination other than for cause, the NEOs would generally be entitled to the following benefits:

(a)	Twelve months of salary continuation

(b)	Twelve months of company-provided healthcare benefit continuation

(c)	A prorated annual incentive bonus for time worked during the year

(d)	Under the Knowles PRP, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the termination

(e)	Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer

In the event of death, disability or retirement, the NEO would also be entitled to the following:

(f)	Stock options or SSARs unvested at the date of termination would become vested and exercisable;

(g)	Restricted stock or RSUs unvested at the date of termination would become vested (in the event of death or disability), or would continue to vest according to their original schedule (in the event of retirement).

The table below shows the aggregate amount of potential payments and other benefits that each of Knowles’ NEOs would have been entitled to receive if his employment had terminated under the specified circumstances, other than as a result of a change-in-control, on December 31, 2015. The amounts shown assume that termination was effective as of December 31, 2015, include amounts earned through such time and are estimates of the amounts which could have been paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each executive’s termination of employment.

	Voluntary Termination ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($) (1)		For Retirement, Death or Disability ($)

Jeffrey S. Niew
Cash severance	0		1,375,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		2,297,599	(3)
Vested Stock options/SSARs	0	(4)	0	(4)	0		0	(4)
Unvested stock options/SSARs	0		0		0		0	(5)
Retirement plan payments	297,559	(6)	297,559	(6)	0		297,559	(6)
Deferred comp plan	220,711	(7)	220,711	(7)	220,711	(7)	220,711	(7)
Health and welfare benefits	0		16,659	(8)	0		0
Total:	518,270		1,909,929		220,711		2,815,869

John S. Anderson
Cash severance	0		629,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		476,392	(3)
Vested Stock options/SSARs	0	(4)	0	(4)	0		0	(4)
Unvested stock options/SSARs	0		0		0		0	(5)
Retirement plan payments	19,009	(6)	19,009	(6)	0		19,009	(6)
Deferred comp plan	593,957	(7)	593,957	(7)	593,957	(7)	593,957	(7)
Health and welfare benefits	0		16,049	(8)	0		0
Total:	612,966		1,258,015		593,957		1,089,358

Christian Scherp
Cash severance	0		637,500	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		392,800	(3)
Vested Stock options/SSARs	0	(4)	0	(4)	0		0	(4)
Unvested stock options/SSARs	0		0		0		0	(5)
Retirement plan payments	0		0		0		0	(6)
Deferred comp plan	48,508	(7)	48,508	(7)	48,508	(7)	48,508	(7)
Health and welfare benefits	0		16,179	(8)	0		0
Total:	48,508		702,187		48,508		441,308

Paul Dickinson
Cash severance	0		455,000	(2)	0		0
Unvested restricted stock/RSUs	0		0		0		266,404	(3)
Vested Stock options/SSARs	0		0		0		0	(4)
Unvested stock options/SSARs	0		0		0		0	(5)
Retirement plan payments	0		0		0		0	(6)
Deferred comp plan	0		0		0		0	(7)
Health and welfare benefits	0		15,784	(8)	0		0
Total:	0		470,784		0		266,404

	Voluntary Termination ($)		Involuntary Not for Cause Termination ($)		For Cause Termination ($) (1)	For Retirement, Death or Disability ($)

Thomas Jackson
Cash severance	0		577,500	(2)	0	0
Unvested restricted stock/RSUs	0		0		0	290,625	(3)
Vested Stock options/SSARs	0	(4)	0	(4)	0	0	(4)
Unvested stock options/SSARs	0		0		0	0	(5)
Retirement plan payments	0		0		0	0	(6)
Deferred comp plan	0		0		0	0	(7)
Health and welfare benefits	0		15,780	(8)	0	0
Total:	0		593,280		0	290,625

(1)	An executive whose employment is terminated by Knowles for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP in accordance with the PRP terms.

(2)	This amount represents 12 months’ salary continuation plus an amount equal to the pro rata portion of the target annual incentive payable for the year in which the termination occurs (reflects a full year’s target bonus for a termination December 31, 2015).

(3)	Restricted stock / RSUs would vest in the event of death or disability. In the event of retirement, the restricted stock or RSUs would continue to vest according to their original schedule. The amounts are based on the December 31, 2015 stock closing price of $13.33 per share.

(4)	The officers hold vested but unexercised options and/or SSARs as of December 31, 2015; however, all options and SSARs have an exercise price below the December 31, 2015 stock closing price of $13.33 per share.

(5)	Stock options / SSARs would vest and become exercisable in the event of retirement, death or disability. The officers hold unvested options and/or SSARs as of December 31, 2015; however, all options and SSARs have an exercise price below the December 31, 2015 stock closing price of $13.33 per share.

(6)	Reflects benefits accrued under the Knowles PRP as of December 31, 2015. Benefits accrued under the PRP are forfeited in the event of a termination for cause, as defined in the Knowles PRP.

(7)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the Knowles deferred compensation plan as of December 31, 2015; no increase in such benefits would result from the termination event.

(8)	Under the severance plan, an executive is entitled to a monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits.

Potential Payments Following a Change-in-Control

Under the Knowles CIC severance plan, the payment of severance benefits following a change-in-control is subject to a double-trigger — that is, such benefits are payable only upon certain specified termination events within an 18 month period following a change-in-control. However, rights of an executive under Knowles’ 2014 Plan, the Knowles deferred compensation plan, the Knowles PRP and other benefit plans are governed by the terms of those plans and typically are affected by the change-in-control event itself, even if the executive continues to be employed by Knowles or a successor company following the change-in-control.

The CIC severance plan, the Equity and Cash Compensation Plan and Knowles’ other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination. In the event of a change-in-control and without a termination, the NEOs would generally be entitled to the following benefits:

(a)	Under the Knowles PRP, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control;

(b)	Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

In the event of a qualified termination within 18 months of a change-in-control, the NEOs would generally be entitled to the following additional benefits:

(c)	A lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher;

(d)	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year;

(e)	All outstanding stock options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement under the Equity and Cash Incentive Plan;

(f)	All unvested restricted stock or RSUs will immediately become vested in accordance with the terms of the appropriate restricted stock or RSU agreement under the Equity and Cash Incentive Plan.

Under the Knowles CIC severance plan, no executive is entitled to any gross-ups for excise taxes. Instead, the CIC severance plan provides for a “best net” treatment of change-in-control payments and benefits, where any NEO who would be subject to an excise tax will receive the greater of a) the after-tax benefit, net of any excise taxes or b) the maximum benefit possible up to a payment cap at which no excise tax would be applied, with benefits in excess of the payment cap cut back so as to fall under the payment cap.

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon a change-in-control on December 31, 2015, both with and without a termination.

	Change-in Control Only (Single-Trigger) ($)		Involuntary Termination Following a Change-in-Control (Double-Trigger) ($)

Jeffrey S. Niew
Cash severance	0		2,750,000	(1)
Unvested restricted stock/RSUs	0		2,297,599	(2)
Vested Stock options/SSARs	0	(3)	0	(3)
Unvested stock options/SSARs	0		0	(4)
Retirement plan payments	297,559	(5)	297,559	(5)
Deferred comp plan	220,711	(6)	220,711	(6)
Health and welfare benefits	0		16,659	(7)
Total:	518,270		5,582,528

John S. Anderson
Cash severance	0		1,258,000	(1)
Unvested restricted stock/RSUs	0		476,392	(2)
Vested Stock options/SSARs	0	(3)	0	(3)
Unvested stock options/SSARs	0		0	(4)
Retirement plan payments	19,009	(5)	19,009	(5)
Deferred comp plan	593,957	(6)	593,957	(6)
Health and welfare benefits	0		16,049	(7)
Total:	612,966		2,363,407

	Change-in Control Only (Single-Trigger) ($)		Involuntary Termination Following a Change-in-Control (Double-Trigger) ($)

Christian Scherp
Cash severance	0		1,275,000	(1)
Unvested restricted stock/RSUs	0		392,800	(2)
Vested Stock options/SSARs	0	(3)	0	(3)
Unvested stock options/SSARs	0		0	(4)
Retirement plan payments	0		0
Deferred comp plan	48,508	(6)	48,508	(6)
Health and welfare benefits	0		16,179	(7)
Total:	48,508		1,732,486

Paul Dickinson
Cash severance	0		910,000	(1)
Unvested restricted stock/RSUs	0		266,404	(2)
Vested Stock options/SSARs	0		0	(3)
Unvested stock options/SSARs	0		0	(4)
Retirement plan payments	0		0
Deferred comp plan	0		0
Health and welfare benefits	0		15,784	(7)
Total:	0		1,192,189

Thomas Jackson
Cash severance	0		1,155,000	(1)
Unvested restricted stock/RSUs	0		290,625	(2)
Vested Stock options/SSARs	0	(3)	0	(3)
Unvested stock options/SSARs	0		0	(4)
Retirement plan payments	0		0
Deferred comp plan	0		0
Health and welfare benefits	0		15,780	(7)
Total:	0		1,461,405

(1)	Represents a lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher.

(2)	All unvested restricted stock or RSUs will immediately become vested in accordance with the terms of the appropriate restricted stock or RSU agreement under the 2014 Plan. The amounts are based on the December 31, 2015 stock closing price of $13.33 per share.

(3)	The officers hold vested but unexercised options and/or SSARs as of December 31, 2015; however, all options and SSARs have an exercise price below the December 31, 2015 stock closing price of $13.33 per share

(4)	All outstanding stock options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement under the 2014 Plan. The officers hold unvested options and/or SSARs as of December 31, 2015; however, all options and SSARs have an exercise price below the December 31, 2015 stock closing price of $13.33 per share.

(5)	Reflects benefits accrued under the Knowles PRP as of December 31, 2015. Benefits accrued under the PRP are forfeited in the event of a termination following a change-in-control as defined in the Knowles PRP.

(6)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the Knowles deferred compensation plan as of December 31, 2015; no increase in such benefits would result from the termination event.

(7)	Reflects a lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

In order for stockholder proposals to be included in our proxy statement for the 2017 Annual Meeting, we must receive them at our principal executive offices, 1151 Maplewood Drive, Itasca, Illinois 60143, by [●], 2016, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2016 Annual Meeting of Stockholders. All other stockholder proposals, including nominations for directors, in order to be voted on at the 2017 Annual Meeting, must be received by us not earlier than January 3, 2017 and not later than February 2, 2017 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2016 Annual Meeting of Stockholders. In the event that the 2017 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2016 Annual Meeting of Stockholders, notice by a stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2017 Annual Meeting is mailed or such public disclosure of the date of the 2017 Annual Meeting is made, whichever first occurs.

Dated: March [●], 2016

By authority of the Board of Directors,

THOMAS G. JACKSON Secretary

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

KNOWLES CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Knowles Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting paragraph (d) of Article FIFTH thereof and inserting the following in lieu thereof:

“(d) Except as provided in Paragraph (e) of this Article FIFTH, directors shall be elected by a majority of the votes cast at the annual meeting of stockholders; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders. Elections of directors need not be by written ballot unless the Corporation’s By-Laws so provide.”

The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Knowles Corporation has caused this Certificate to be executed by its duly authorized officer on this      day of                      , 2016.

KNOWLES CORPORATION
By:

Name:
Title:

A-1

Appendix B

KNOWLES CORPORATION

2016 EQUITY AND CASH INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Knowles Corporation 2016 Equity and Cash Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, and Non-Employee Directors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Affiliate” shall mean any Subsidiary or any corporation, trade or business (including without limitation, a partnership or limited liability company) that is directly or indirectly controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates, and any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Automatic Exercise Date” shall have the meaning set forth in Section 2.5.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean a participant (i) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of his or her duties and results in material detriment to the Company or an Affiliate; (ii) breaches his or her fiduciary duties to the Company or an Affiliate; (iii) willfully fails to carry out the lawful and ethical directions of the person(s) to whom he or she reports, which failure is not promptly corrected after notification; (iv) engages in conduct that is demonstrably and materially injurious to the Company or an Affiliate, or that materially harms the reputation, goodwill, or business of the Company or an Affiliate; (v) engages in conduct that is reported in the general or trade press or otherwise achieves general notoriety and that is scandalous, immoral or illegal and materially harms the reputation, goodwill, or business of the Company or an Affiliate; (vi) is convicted of, or enters a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (vii) is found liable in any Securities and Exchange Commission or other civil or criminal securities law action, or any cease and desist order applicable to him or her is entered (regardless of whether or not the Participant admits or denies liability); (viii) uses, without authorization, confidential or proprietary information of the Company or an Affiliate or information which the Company or Affiliate is obligated not to use or disclose, or discloses such information without authorization and such disclosure results in material detriment to the Company or an Affiliate; (ix) breaches any written or electronic agreement with the Company or an Affiliate not to disclose any information pertaining to the Company or an Affiliate or their customers, suppliers and businesses and such breach results in material detriment to the Company or an Affiliate; (x) materially breaches any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Company or an Affiliate; or (xi) breaches any of the Company’s or an Affiliate’s policies applicable to him or her, whether currently in effect or adopted after the Effective Date, and such breach, in the Committee’s judgment, could result in material detriment to the Company or an Affiliate.

“Change of Control” shall have the meaning set forth in Section 6.9(g).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Knowles Corporation, a Delaware corporation, or any successor thereto.

“Deferred Stock Unit” shall mean a bookkeeping entry representing a right granted to a Non-Employee Director pursuant to Section 5.2 of the Plan to receive a deferred payment of Directors’ Awards to be issued and delivered at the end of the deferral period elected by the Non-Employee Director, as described in Article V of the Plan.

“Deferred Stock Unit Award” shall mean an award of Deferred Stock Units under this Plan.

“Directors’ Awards” shall mean the annual awards granted to eligible Non-Employee Directors as provided in Section 5.1 of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, with respect to any share of Common Stock as of any date of reference, the closing price for a share of Common Stock as reported on such day (or, if such day is not a trading day, on the next trading day) as reported on the principal United States exchange on which the Common Stock then regularly trades; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or methods as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Good Reason” shall mean “Good Reason” due to any one or more of the following events that occur following a Change of Control, unless the participant has consented to such action in writing: (i) a material diminution of the responsibilities, position and/or authority of the participant compared with the responsibilities, position and authority, respectively, of the participant prior to the Change of Control; (ii) a relocation of the participant’s principal business location to an area outside a 25 mile radius of its location preceding the Change of Control and that requires that the participant commute an additional distance of at least 20 miles more than such participant was required to commute immediately prior to the Change of Control; or (iii) a material reduction in the participant’s base salary or bonus opportunities; provided, however, that (y) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the participant to the Company no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (z) if there exists (without regard to this clause (z)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder. The participant’s right to resign from employment for a Good Reason event or condition shall be waived if the participant fails to resign within sixty (60) days following the last day of the Company’s cure period. Notwithstanding the foregoing, if a participant and the Company (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such participant, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or Affiliate, division, operating unit or individual measures: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s or an Affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company or Affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee at the time of grant; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue or return on invested cash; (vii) the attainment of certain target levels of, or a percentage increase in, return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (x) market segment share;

(xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Affiliates, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-US. dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles or any acquisition or divestiture; (vi) any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) the effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (xi) the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); or (xiii) to reflect any partial or complete corporate liquidation (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the performance goals may consist of any objective or subjective corporate-wide or Affiliate, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Knowles Corporation 2014 Equity and Cash Incentive Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to an award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to an award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Specified Minimum Value” shall have the meaning set forth in Section 2.5

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing 50% or more of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.6.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Termination of Service” shall have the meaning set forth in Section 6.9(a).

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; (iv) Performance Awards and (v) Deferred Stock Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units or Deferred Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. Notwithstanding anything contained herein to the contrary, the Board or Committee may provide that all or a portion of the shares subject to such award shall vest immediately without regard to the minimum vesting requirements set forth in Section 6.3 upon a Change of Control, death or termination due to disability or, with respect to other termination events, the Committee may specify in an Agreement, that an award will continue to vest in accordance with the schedule set forth in such Agreement without regard to continued employment. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority under the Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award granted pursuant to such delegation to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, and Non-Employee Directors persons expected to become officers, other employees, and Non-Employee Directors of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 6.8 and to all other limits set forth in this Section 1.5, 9,400,000 shares of Common Stock shall initially be available for all awards under this Plan and no more than 1,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award, a stock-settled Performance Award or a Deferred Stock Unit Award (on a stand-alone basis and not in connection with the vesting of an award), the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 1.75 times the number of shares subject to such Stock Award, Deferred Stock Unit Award or stock-settled Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award, Deferred Stock Unit Award or Performance Award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, such shares of Common Stock shall again be available for re-issuance under this Plan. In addition, shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6 Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 2,000,000, subject to adjustment as provided in Section 6.8, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be granted during any fiscal year of the Company to any person shall be 1,000,000, subject to adjustment as provided in Section 6.8, and (iii) the maximum amount that may be granted during any fiscal year of the Company to any person with respect to Performance Awards denominated in cash shall be $10,000,000; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted an option only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment thereof in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.6, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted a SAR only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 6.6, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change of Control or the adjustment provisions set forth in Section 6.8.

2.4 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5 Automatic Exercise. The Company may, in its discretion, provide in an option or SAR Agreement or adopt procedures that an option or SAR outstanding on the last business day of the term of such option or SAR (the “Automatic Exercise Date”) that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the exercise price of such option may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 6.6. For purposes of this Section 2.5, the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the exercise price or base price, as applicable, of a share subject to an expiring option or SAR by at least $0.50 cents per share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of options and SARs pursuant to this Section 2.5 at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an option or SAR pursuant to this Section 2.5 shall apply only to an option or SAR that has been timely accepted by a participant under procedures specified by the Company from time to time.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

3.2 Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, Unrestricted Stock Awards shall be limited so that the Common Stock subject to all Unrestricted Stock Awards, combined with all awards granted under the Plan that do not include the minimum vesting provisions set forth in Section 6.3 of the Plan, does not exceed 5% of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 6.6, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.7, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.6, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

IV. PERFORMANCE AWARDS

4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

V. NON-EMPLOYEE DIRECTOR COMPENSATION

5.1 Directors’ Awards. As of or as soon as administratively practicable following the date of each annual meeting of the Company’s stockholders, each director who is a Non-Employee Director immediately following the date of such annual meeting shall be granted a Directors’ Award in the form of an Unrestricted Stock Award, Options, SARs, Restricted Stock, Restricted Stock Units and/or Deferred Stock Units, in such amount and subject to such terms and conditions as shall be determined by the Board for such year. In addition to the annual compensation of Non-Employee Directors, the Board may also authorize one-time Directors’ Awards to Non-Employee Directors, or to an individual upon joining the Board, on such terms as it shall deem appropriate.

5.2 Deferred Stock Units. Subject to Section 409A of the Code, a Non-Employee Director may elect to defer receipt of his or her Directors’ Awards, other than options and SARs, in accordance with such procedures as may from time to time be prescribed by the Committee. A deferral election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Directors’ Awards are to be performed (or such other date as the Committee may determine for the year in which an individual first becomes a Non-Employee Director). A participant’s deferral election shall become irrevocable as of the last date the deferral could be delivered or such earlier date as may be established by the Committee. A Non-Employee Director may revoke or change a deferral election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Non-Employee Director’s deferral election shall remain in effect and will apply to Directors’ Awards in subsequent years unless and until the Non-Employee Director timely revokes the deferral election in accordance with such procedures as the Committee shall determine. The Committee may adopt procedures for the extension of any deferral period. If a valid deferral election is filed by a Non-Employee Director, Deferred Stock Units shall be credited as a bookkeeping entry in the name of the Non-Employee Director to an account maintained by the Company on the basis of one Deferred Stock Unit for each Directors’ Award deferred. No shares of Common Stock shall be issued to the Non-Employee Director in respect of Deferred Stock Units at the time such shares would be issued absent such deferral. Shares of Common Stock shall be issuable to the Non-Employee Director in a lump sum upon the termination of services as a Non-Employee Director (but only if such termination constitutes a separation from service within the meaning of Code Section 409A, if applicable) or, if earlier, a specified date elected by the Non-Employee Director at the time of the deferral election. Dividend Equivalents shall be credited on Deferred Stock Units and distributed at the same time that shares of Common Stock are delivered to a Non-Employee Director in settlement of the Deferred Stock Units.

5.3 Delivery of Shares. Shares of Common Stock shall be issued to a Non-Employee Director at the time Directors’ Awards’ are paid or Deferred Stock Units are settled by a issuing a stock certificate, or making an appropriate entry in the Company’s shareholder records, in the name of the Non-Employee Director. A Non-Employee Director shall not have any rights of a stockholder with respect to Directors’ Awards or Deferred Stock Units until such shares of Common Stock are issued and then only from the date of issuance of such shares.

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2016 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Company’s stockholders (the “Effective Date”). Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its Effective Date, unless terminated earlier by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

6.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) modify the prohibitions on the repricing or discounting of options and SARs contained in Section 2.3; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

6.3 Minimum Vesting Requirements. The Committee shall determine the vesting schedule and Performance Period, if applicable, for each award; provided that no award shall become fully exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restrictions shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan; provided, further, that the minimum vesting requirement set forth in this Section 6.3 shall not apply to Deferred Stock Unit Awards received upon the vesting of an award granted under the Plan that was subject to the minimum vesting requirements set forth in this Section 6.3.

6.4 Agreement. The Company may condition an award holder’s right (a) to exercise, vest or settle the award and (b) to receive delivery of shares, on the execution and delivery to the Company of the Agreement and the completion of other requirements, including, but not limited to, the execution of a nonsolicitation agreement by the recipient and delivery thereof to the Company.

6.5 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.6 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate.

6.7 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.8 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the terms of each outstanding Deferred Stock Unit Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.9 Change of Control.

(a) In the event a Change of Control occurs and, within eighteen (18) months following the date of the Change of Control, (i) an award holder experiences an involuntary termination of employment (other than for Cause, death or disability) such that he or she is no longer in the employ or service of the Company or an Affiliate, (ii) an event or condition that constitutes “Good Reason” occurs and the award holder subsequently resigns for Good Reason within the time limits set forth in the definition of “Good Reason” in Section 1.2 above, pursuant to a resignation that meets the requirements set forth in the definition of “Good Reason” in Section 1.2 above, or (iii) an award holder who is a Non-Employee Director ceases to serve on the Board or the board of directors of any successor corporation (each of the events described in (i), (ii) and (iii), a “Termination of Service”):

(i) all Options and SARs to purchase or acquire shares of Common Stock of the Company shall immediately vest and become exercisable on the date of such Termination of Service and shall remain exercisable in accordance with the terms of the applicable Agreement until the earlier of (A) twelve (12) months after such Termination of Service or (B) the expiration of the term of such Option or SAR;

(ii) the Restriction Period with respect to all awards shall immediately vest or expire on the date of such Termination of Service and, in the case of performance-based vesting conditions, the “performance targets” shall be deemed to have been earned at “target,” and such awards shall be settled pursuant to the terms of the applicable Agreement; and

(iii) all Performance Awards outstanding shall be deemed to have been earned at “target,” and such awards shall immediately vest and be settled pursuant to the terms of the applicable Agreement.

(b) In the event a Change of Control occurs and outstanding awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the Board (as constituted prior to the

Change of Control), (ii) not assumed by a successor corporation or an affiliate thereof or, (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Board (as constituted prior to the Change of Control), preserves the existing value of the outstanding awards at the time of the Change of Control:

(i) all Options and SARs to purchase or acquire shares of Common Stock of the Company shall immediately vest on the date of such Change of Control and become exercisable in accordance with the terms of the applicable Agreement;

(ii) the Restriction Period with respect to all awards shall immediately vest or expire on the date of such Change of Control and, in the case of performance-based vesting conditions, the “performance targets” shall be deemed to have been earned at “target,” and such awards shall become payable on the date of such Change of Control;

(iii) all Performance Awards outstanding shall be deemed to have been earned at “target,” and such awards shall immediately vest and become payable on the date of such Change of Control; and

(iv) the Board (as constituted prior to the Change of Control) may, in its sole discretion, require outstanding awards to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change of Control, over the exercise price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the aggregate number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Section 6.9(b), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change of Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Section 6.9(b).

(c) The Board (as constituted prior to the Change of Control) shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any Award or participation under the Plan in connection with a Change of Control, and their decisions shall be binding and conclusive upon all interested parties; and

(d) Other than as set forth above, the terms and conditions of all awards shall remain unchanged.

(e) Notwithstanding the provisions of this Section 6.9, the Committee may, in its discretion, take such other action with respect to Awards in connection with a Change of Control as it shall determine to be appropriate.

(f) If a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company occurs (as defined in Section 409A of the Code), Deferred Stock Units shall be settled on the date of such Change of Control by the delivery of shares of Common Stock.

(g) A “Change of Control” shall be deemed to have taken place upon the occurrence of any of the following events:

(i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates (as defined below)) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction or series of transactions; or

(v) Notwithstanding the foregoing, with respect to an Award that is determined to be deferred compensation subject to the requirements of Section 409A of the Code, the Company will not make a payment upon the happening of a Change of Control unless the Company is deemed to have undergone a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 409A of the Code).

(h) For purposes of this Section 6.9, the following terms shall have the meanings indicated:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities that are properly filed on a Form 13-F.

(iii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include

(i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

6.10 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.11 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

6.12 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.13 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.

6.16 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award shall be subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law.

6.17 Section 409A.

(a) To the extent that the Committee determines that any award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code, the Agreement evidencing such award shall incorporate the terms and conditions necessary to avoid the adverse consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Agreements shall be interpreted in accordance with Section 409A and other interpretive guidance issued thereunder, including without limitation any other guidance that may be issued or amended after the date of grant of any award hereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any award is, or may reasonably be, subject to Section 409A, the Committee may, without the participant’s consent, adopt such amendments to the Plan and the applicable Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A. Where applicable, the requirement that Awards constituting deferred compensation under Section 409A that are payable upon termination of a participant’s employment or services not be paid prior to the participant’s “separation from service” within the meaning of Section 409A are incorporated herein.

(b) In addition, and except as otherwise set forth in the applicable Agreement, if the Company determines that any award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the participant is a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such award that is scheduled to be paid on such participant’s “separation from service” will be delayed until the first day of the seventh month following the participant’s “separation from service” with the Company or its “affiliates” within the meaning of Section 409A (or following the date of participant’s death, if earlier), with all payments or benefits due thereafter occurring in accordance with the original schedule.

(c) Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any participant whole for, any tax or penalty imposed on, or losses incurred by, any participant that arises in connection with the potential or actual application of Section 409A to any award granted hereunder.

KNOWLES CORPORATION

ATTN: THOMAS JACKSON

1151 MAPLEWOOD DR.

ITASCA, IL 60143

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E02383-P73366	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KNOWLES CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the						number(s) of the nominee(s) on the line below.
following nominees:
1.	Election of Directors		☐	☐	☐
Class III Nominees to serve a three year term
	01)	Jean-Pierre M. Ergas
	02)	Prof. Dr. Hermann Eul
	03)	Donald Macleod

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:		For	Against	Abstain

2.	Ratification of the appointment of PRICEWATERHOUSECOOPERS LLP as our independent registered public accounting firm for 2016.	☐	☐	☐

3.	Nonbinding advisory vote on named executive officer compensation.	☐	☐	☐

4.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to replace the plurality voting standard with a majority voting standard for uncontested election of directors.	☐	☐	☐

5.	Approval of the Knowles Corporation 2016 Equity and Cash Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E02384-P73366

PRELIMINARY – SUBJECT TO COMPLETION

KNOWLES CORPORATION

Annual Meeting of Stockholders

May 3, 2016 10:00 AM CDT

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey S. Niew, John S. Anderson and Thomas G. Jackson and each of them (with full power of substitution), as proxies for the undersigned, revoking all proxies previously given, and hereby authorizes them to vote all shares of Common Stock of Knowles Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at 10:00 a.m. CDT on May 3, 2016 at Loews Chicago Hotel, 455 N. Park Drive, Chicago, Illinois 60611, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner specified on the reverse side. If this proxy is executed, but no instruction is given, this proxy will be voted “FOR” each of the director nominees and “FOR” proposals 2, 3, 4 and 5. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting and at any adjournment or postponement thereof.

Continued and to be signed on reverse side